--
Exhibit 10.01

                             U.S. $500,000,000

                             Credit Agreement

                       Dated as of September 5, 1997

                                   Among

                            LG&E Capital Corp.,

                               as Borrower,

                          The Banks Named Herein,

                                as Lenders,

                          Chase Securities Inc.,

                           as Syndication Agent,

                             Bank of Montreal,

                         as Administrative Agent,

                Morgan Guaranty Trust Company of New York,

                         PNC Bank, Kentucky, Inc.,

                           The Bank of New York,

                    The First National Bank of Chicago

                                    and

                           Wachovia Bank, N.A.,

                                as CoAgents

                             Table of Contents

Section                        Description                             Page

Article I      Definitions and Accounting Terms                         1

   Section 1.01.Certain Defined Terms                                 1
   Section 1.02.Computation of Time Periods                          13
   Section 1.03.Accounting Terms                                     13

Article II     Amounts and Terms of the Advances                       13

   Section 2.01.The Contract Advances                                13
   Section 2.02.Making the Contract Advances                         14
   Section 2.03.Letters of Credit                                    15
   Section 2.04.The Auction Advances                                 21
   Section 2.05.Fees                                                 25
   Section 2.06.Reduction of the Commitments                         26
   Section 2.07.Repayment of Contract Advances                       26
   Section 2.08.Interest on Contract Advances                        26
   Section 2.09.Additional Interest on Eurodollar Rate Advances
                 and Eurodollar Rate Auction Advances                 27
   Section 2.10.Interest Rate Determination                          27
   Section 2.11.Conversion of Contract Advances                      28
   Section 2.12.Prepayments                                          29
   Section 2.13.Increased Costs                                      30
   Section 2.14.Illegality                                           31
   Section 2.15.Payments and Computations                            31
   Section 2.16.Taxes                                                33
   Section 2.17.Sharing of Payments, Etc.                            35

Article III    Conditions of Lending                                   36

   Section 3.01.Conditions Precedent to Initial Advances             36
   Section 3.02.Condition Precedent to Each Contract Borrowing
                 and each Letter of Credit                            38
   Section 3.03.Conditions Precedent to Each Auction Borrowing       39
   Section 3.04.Condition Precedent to Certain Conversions           40

Article IV     Representations and Warranties                          40

   Section 4.01.Representations and Warranties of the Borrower       40

Article V      Covenants of the Borrower                               43

   Section 5.01.Affirmative Covenants                                43
   Section 5.02.Negative Covenants                                   45

Article VI     Events of Default                                       48

   Section 6.01.Events of Default                                    48
   Section 6.02.The Letters of Credit                                50

Article VII    The AGENTS                                              51

   Section 7.01.Authorization and Action                             51
   Section 7.02.Administrative Agent's Reliance, Etc                 51
   Section 7.03.Agents and Affiliates                                52
   Section 7.04.Lender Credit Decision                               52
   Section 7.05.Indemnification                                      52
   Section 7.06.Successor Administrative Agent                       53

Article VIII   Miscellaneous                                           53

   Section 8.01.Amendments, Etc                                      53
   Section 8.02.Notices, Etc                                         54
   Section 8.03.No Waiver, Remedies                                  54
   Section 8.04.Costs and Expenses; Indemnification                  54
   Section 8.05.Right of Set-off                                     55
   Section 8.06.Binding Effect                                       56
   Section 8.07.Assignments and Participations                       56
   Section 8.08.Discretion of Lender as to Manner of Funding         59
   Section 8.09.Governing Law                                        59
   Section 8.10.Waiver of Jury Trial                                 59
   Section 8.11.Execution in Counterparts                            59
   Section 8.12.Termination of Existing Credit Agreements            59

Signatures                                                             60

Schedule I-                            List of Applicable Lending Offices
Exhibit A-1-Form of Contract Note
Exhibit A-2-Form of Auction Note
Exhibit B-1-Form of Notice of Contract Borrowing
Exhibit B-2-Form of Notice of Auction Borrowing
Exhibit C-     Form of Assignment and Acceptance
Exhibit D-     Form of Opinion of Special Counsel for the Borrower and  the
Parent
Exhibit  E-     Form of Opinion of Corporate Attorney for the Borrower  and
the Parent
Exhibit  F-      Form  of  Opinion  of  Special  Illinois  Counsel  to  the
Administrative Agent
Exhibit G-     Form of Support Agreement
Exhibit H-     Existing Letters of Credit
                             Credit Agreement

                       Dated as of September 5, 1997

     LG&E Capital Corp., a Kentucky corporation, the banks (the "Banks") listed on the signature pages hereof, Chase Securities, Inc., as Syndication Agent, and Bank of Montreal, as Administrative Agent for the Lenders hereunder, agree as follows:


                                 Article I

                     Definitions and Accounting Terms

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing, an interest rate per annum equal to the sum of:

          (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (Chicago time) (or as soon thereafter as practicable) on the first day of such Interest Period, of Chicago or New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance made as part of such Contract Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus

         (b)   the Assessment Rate for such Interest Period.

The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 2.10.

     "Adjusted CD Rate Advance" means a Contract Advance that bears interest as provided in Section 2.08(b).

     "Adjusted CD Rate Reserve Percentage" for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

     "Adjusted Debt" means Debt of the kind described in clauses (i) through (vi) of the definition of "Debt" of the Parent and its Consolidated Subsidiaries; provided, however, that for all purposes of this Agreement "Adjusted Debt" shall not include any Non-Recourse Debt.

     "Administrative Agent" means Bank of Montreal and any successor thereto appointed pursuant to the terms of Section 7.06 hereof.

     "Advance" means a Contract Advance or an Auction Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

     "Agents" means the Administrative Agent, the Syndication Agent and those banks named as Co-Agents on the facing page hereof.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Auction Advance.

     "Applicable Margin" means, for any Contract Advance, the interest rate per annum set forth below in the column entitled "Base Rate", "CD Rate", or "Eurodollar Rate," as appropriate:

                                                          Eurodollar Rate
               Level              Base Rate    CD Rate

   For each day Level I Status        0%       0.285%         0.160%
   exists

   For each day Level II Status       0%       0.290%         0.170%
   exists

   For each day Level III Status      0%       0.325%         0.200%
   exists

   For each day Level IV Status       0%       0.350%         0.225%
   exists

   For each day Level V Status        0%       0.525%          0.40%
   exists

     "Applications" has the meaning specified in Section 2.03(b).

     "Assessment Rate" for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing means the annual assessment rate estimated by the Administrative Agent on the first day of such Interest Period for determining the then current annual assessment payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and consented to by the Administrative Agent and the Borrower, in substantially the form of Exhibit C hereto.

     "Auction Advance" means an advance by a Lender to the Borrower as part of an Auction Borrowing resulting from the auction bidding procedure described in Section 2.04.

     "Auction Borrowing" means a borrowing consisting of simultaneous Auction Advances from each of the Lenders whose offer to make one or more Auction Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.04.

     "Auction Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from an Auction Advance made by such Lender.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate in effect from time to time.

     "Base Rate Advance" means a Contract Advance that bears interest as provided in Section 2.08(a).

     "Borrower" means LG&E Capital Corp., a Kentucky corporation, as successor by merger to Energy Systems and Gas Systems.

     "Borrowing" means a Contract Borrowing or an Auction Borrowing.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Chicago, Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Rate Auction Advances, on which dealings are carried on in the interbank market for eurodollars.

     "Capitalization Ratio" means the ratio of Adjusted Debt of the Parent and its Consolidated Subsidiaries to the sum of Adjusted Debt of the Parent and its Consolidated Subsidiaries plus capital stock (including capital in excess of par and any other capital surplus), net of treasury shares plus (or minus in the case of a deficit) retained earnings of the Parent and its Consolidated Subsidiaries, plus minority interests, all computed in accordance with GAAP.

     "CD Lending Office" means, with respect to any Lender, the office of such Lender specified as its "CD Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Closing Date" means the first date on which all conditions set forth in Section 3.01 hereof have been satisfied or waived.

     "Commitment" has the meaning specified in Section 2.01.

     "Committed  Issuers"  means Bank of Montreal and The  Chase  Manhattan
Bank.

     "Consolidated Subsidiary" means for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, at any time the same is to be determined, the total assets of the Borrower and its Consolidated Subsidiaries minus the sum of (i) total liabilities of the Borrower and its Consolidated Subsidiaries and (ii) the aggregate book value of all intangible assets, each as determined in accordance with GAAP.

     "Constituent Companies" means Gas Systems and Energy Systems.

     "Contract Advance" means an advance by a Lender to the Borrower as part of a Contract Borrowing and refers to an Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Contract Advance.

     "Contract Borrowing" means a borrowing consisting of simultaneous Contract Advances of the same Type with the same Interest Period made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to
Section 2.10 or 2.11.

     "Contract Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Contract Advances made by such Lender.

     "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances or Adjusted CD Rate Advances, as the case may be, pursuant to
Section 2.10 or 2.11.

     "Debt" of any Person means (without duplication), all liabilities, obligations and indebtedness of such Person (i) for borrowed money, (ii) evidenced by bonds, indentures, notes, or other similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit (to the extent undrawn) opened to provide for the payment of goods or services purchased or other obligations incurred in the ordinary course of business), (vi) under direct guaranties and indemnities in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) through (v) above, in each case to the extent reasonably quantifiable, and (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; provided, however, that for all purposes of this Agreement "Debt" shall not include any Nonrecourse Debt or Trade Obligations.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; (iv) the central bank of any country that is a member of the OECD; or (v) any Bank; provided, however, that (A) any such Person described in clause (i), (ii), (iii) or (iv) above shall also
(x) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither such corporation is in the business of rating unsecured indebtedness of entities engaged in such businesses) and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or
(iv) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.16(d)).

     "Energy   Systems"  means  LG&E  Energy  Systems  Inc.,   a   Kentucky
corporation, a predecessor company of the Borrower.

     "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as in effect and amended and modified from time to time.

     "ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as in effect and amended or modified from time to time.

     "ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

     "ERISA  Termination Event" means (i) a Reportable Event  described  in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or
(v)  any  other  event  or  condition that would constitute  grounds  under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any ERISA Plan.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing or for the term of each Eurodollar Rate Auction Advance made as part of the same Auction Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks to prime banks in the interbank market at 9:00 A.M. (Chicago time) two Business Days before the first day of such Interest Period or such Auction Borrowing, as the case may be, in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Contract Borrowing or, in the case of an Auction Borrowing, in an amount substantially equal to such Auction Borrowing and for a period equal to such Interest Period or such term, as the case may be. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing or for the term of each Eurodollar Rate Auction Advance comprising part of the same Auction Borrowing shall be determined by the Administrative Agent as the average of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period or such Auction Borrowing, subject, however, to the provisions of Section 2.10.

     "Eurodollar Rate Advance" means a Contract Advance that bears interest as provided in Section 2.08(c).

     "Eurodollar Rate Auction Advances" means an Auction Advance in connection with which the Eurodollar Rate shall be the basis used by the Lenders in determining the rates of interest to be offered by them pursuant to Section 2.04 and with a term of 1, 2, 3 or 6 months; provided, if the last day of the term of any Eurodollar Rate Auction Advance would occur on a day other than a Business Day the last day of such term shall be extended to occur on the next succeeding Business Day unless such extension would cause the last day of such term to occur in the next following calendar month, the last day of such term shall occur on the next preceding Business Day.

     "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance or Eurodollar Rate Auction Advance means the reserve percentage applicable during such Interest Period or such term, as the case may be (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period or such term, as the case may be.

     "Events of Default" has the meaning specified in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended from time to time.

     "Existing Applications" has the meaning specified in Section 2.03(f).

     "Existing Credit Agreements" means the May 12, 1995 Credit Agreement among Gas Systems, the Banks named therein and Bank of Montreal, as Agent, as amended, the February 11, 1997 Credit Agreement among Energy Systems and Bank of Montreal, as Lender and as Agent, as amended and the January 29, 1996 Credit Agreement among Citibank N.A., as Agent, Bank of Montreal, as letter of credit issuer, the other banks party thereto and Energy Systems, as amended.

     "Existing Letters of Credit" means the letters of credit listed on Exhibit H hereto issued by Bank of Montreal under the Existing Credit Agreements and which are outstanding on the Closing Date.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "First Mortgage Bonds" means the bonds issued from time to time pursuant to the Trust Indenture, dated November 1, 1949, between the Utility and Harris Trust and Savings Bank, as Trustee, as amended and supplemented from time to time.

     "Fixed Rate Auction Advance" means an Auction Advance in connection with which the rates of interest offered by the Lenders pursuant to Section
2.04 shall be fixed rates per annum and with a term of 1 to 180 days.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audit report referred to in Section 4.01(f) hereof.

     "Gas Systems" means LG&E Gas Systems Inc., a Delaware corporation, a predecessor company to the Borrower.

     "Guaranteed Obligations" has the meaning specified in Section 2.03(g).

     "Initial Borrowing" means the time at which the Lenders make the initial Advances to the Borrower hereunder in accordance with the terms hereof.

     "Interest Period" means, for each Contract Advance made as part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or the date of the Conversion of any Contract Advance into such a Contract Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest
Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90 or 180 days in the case of an Adjusted CD Rate Advance, and 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

          (i) the Borrower may not select any Interest Period that ends after the Termination Date;

         (ii) Interest Periods commencing on the same date for Contract Advances made as part of the same Contract Borrowing shall be of the same duration; and

       (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Issuers" means the Committed Issuers and any other Lender which, at its discretion, has elected to issue a Letter of Credit hereunder at the request of the Borrower or a Permitted Subsidiary

     "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

     "Letters  of  Credit" means all letters of credit issued  pursuant  to
Section 2.03 together with the Existing Letters of Credit.

     "Level I Status" means the S&P Rating is A or higher or the Moody's Rating is A2 or higher.

     "Level II Status" means Level I Status does not exist and the S&P Rating is A- or the Moody's Rating is A3.

     "Level III Status" means neither Level I Status nor Level II Status exists and the S&P Rating is BBB+ or the Moody's Rating is Baa1.

     "Level IV Status" means neither Level I Status, Level II Status nor Level III Status exists and the S&P Rating is BBB or the Moody's Rating is Baa2.

     "Level V Status" means neither Level I Status, Level II Status, Level III Status nor Level IV Status exists and the S&P Rating is BBB- or lower and the Moody's Rating is Baa3 or lower or both ratings have been suspended, withdrawn or otherwise not provided.

     "L/C Commitment" means $200,000,000.

     "L/C  Documents"  means  the Letters of Credit,  any  draft  or  other
document   presented   in  connection  with  a  drawing   thereunder,   the
Applications and this Agreement.

     "L/C Obligations" means the aggregate undrawn face amount of all outstanding Letters of Credit (including the Existing Letters of Credit) and all outstanding Reimbursement Obligations.

     "Majority Lenders" means Lenders having at least 51% of the Commitments or if the Commitments have terminated in whole, the holders of 51% or more of the Advances and the credit risk incident to the Letters of Credit, (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders having such amount of the Commitments or the Advances or credit risk incident to the Letters of Credit or (ii) determining the total amount of the Commitments or the Advances).

     "Material Consolidated Subsidiary" means for any Person any Consolidated Subsidiary of such Person the assets, net income or net worth of which constituted 10% or more of the consolidated assets, net income or net worth of such Person and all of its Subsidiaries computed as of the last day of the fiscal quarter most recently completed prior to the determination of whether such Consolidated Subsidiary is a Material Consolidated Subsidiary (in the case of assets and net worth) or for the twelve months ended as of the close of such calendar quarter (in the case of net income).

     "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

     "Moody's Rating" means at any time the rating assigned by Moody's to the outstanding unsecured long-term senior indebtedness of the Borrower which is supported by the Parent pursuant to the Support Agreement, a guarantee or other credit support, or if such debt is not then rated, the rating one level below the rating assigned by Moody's to the corporate credit of the Parent, or if there is no such rating, the rating two levels below the rating assigned by Moody's to the First Mortgage Bonds.

     "Multiemployer  Plan"  means  a "multiemployer  plan"  as  defined  in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

     "Nonrecourse Debt" means all liabilities, obligations and indebtedness of the types described in clauses (i) through (vii) of the definition of "Debt" (such liabilities, obligations and indebtedness being hereinafter referred to as "Obligations"), of any Person which is a special purpose entity or which Obligations are nonrecourse to such Person, other than with respect to the interest of such Person in the collateral, if any, securing such Obligations.

     "Note" means a Contract Note or an Auction Note.

     "Notice  of  Contract Borrowing" has the meaning specified in  Section
2.02(a).

     "Notice  of  Auction Borrowing" has the meaning specified  in  Section
2.04(a).

     "OECD"   means   the   Organization  for  Economic   Cooperation   and
Development.

     "Parent" means LG&E Energy Corp., a Kentucky corporation, and its successors and assigns.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Subsidiaries" means those subsidiaries of the Borrower designated in Section 2.03(g) hereof which are permitted to apply for Letters of Credit pursuant to Section 2.03 hereof.

     "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Reference Banks" means The Chase Manhattan Bank, Bank of Montreal, and Morgan Guaranty Trust Company of New York and any Lender designated as a successor or replacement Reference Bank pursuant to Section 2.10(a).

     "Register" has the meaning specified in Section 8.07(c).

     "Reimbursement  Obligations"  has the  meaning  specified  in  Section
2.03(c).

     "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

     "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

     "S&P Rating" means at any time the rating assigned by S&P to the outstanding unsecured long-term senior indebtedness of the Borrower which is supported by the Parent pursuant to the Support Agreement, a guarantee or other credit support, or if such debt is not then rated, the rating one level below the rating assigned by S&P to the corporate credit of the Parent, or if there is no such rating, the rating two levels below the rating assigned by S&P to the First Mortgage Bonds.

     "SEC Reports" means the reports filed by the Parent with the Securities and Exchange Commission on Form 10-K, Form 10-Q and/or Form 8-K (or any successor form(s) to any thereof).

     "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

     "Support Agreement" means the Support Agreement, dated as of September 5, 1997, between the Parent and the Borrower in the form annexed hereto as Exhibit G , as the same may be amended or modified from time to time in accordance with the terms thereof and of this Agreement together with the letter dated September 5, 1997 from the Parent to the Administrative Agent designating the Debt arising hereunder as entitled to the benefit thereof.

     "Syndication Agent" means Chase Securities Inc.

     "Termination Date" means the fifth anniversary of the date of this Agreement or the earlier date of termination in whole of the Commitments pursuant to Section 2.06 or Section 6.01 hereof.

     "Trade Obligations" means future obligations for the payment of goods or services or other obligations (other than obligations for borrowed money) incurred in the ordinary course of its energy marketing business.

     "Transaction" means the merger of Gas Systems with and into Energy Systems, which then changes its name to LG&E Capital Corp.

     "Utility" means Louisville Gas and Electric Company, a Kentucky corporation, and any successor thereto.

     "Yield" means, for any Auction Advance, the effective rate per annum at which interest on such Auction Advance is payable, computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                                Article II

                     Amounts and Terms of the Advances

Section 2.01. The Contract Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Contract Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.06 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding and the aggregate amount of the L/C Obligations then outstanding, and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments. Each Contract Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Contract Advances of the same Type and having the same Interest Period made or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.12 and reborrow under this
Section 2.01. Subject to the restriction set forth in Section 2.02(e), more than one Contract Borrowing may be made on any Business Day.

Section 2.02. Making the Contract Advances. (a) Each Contract Borrowing shall be made on notice, given not later than (i) 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed Contract Borrowing comprising Eurodollar Rate Advances or Adjusted CD Rate Advances, and (ii) 9:00 A.M. (Chicago time) on the date of any proposed Contract Borrowing comprising Base Rate Advances, by the Borrower to the
Administrative Agent, which shall give to each Lender prompt notice thereof; provided, that the Lenders will, to the extent feasible to transfer funds and fund in the relevant market, fund the initial Contract Borrowing on less notice in order to accommodate the needs of the Borrower in refunding borrowings outstanding under the Existing Credit Agreements. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Contract Borrowing, (ii) Type of Contract Advances to be made in connection with such Contract Borrowing, (iii) aggregate amount of such Contract Borrowing, and (iv) in the case of a Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances, initial Interest Period for each such Contract Advance. Each Lender shall, before 11:00 A.M. (Chicago time) on the date of such Contract Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion (according to the Lenders' respective Commitments) of such Contract Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Each Notice of Contract Borrowing shall be irrevocable and binding on the Borrower. In the case of any Contract Borrowing that the related Notice of Contract Borrowing specifies is to comprise Adjusted CD Rate Advances or Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Contract Borrowing for such Contract Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Contract Advance to be made by such Lender as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

    (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Contract Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with subsection
(a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract Advances made in connection with such Contract Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Contract Advance as part of such Contract Borrowing for purposes of this Agreement. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to make any Contract Advance required to be made by such Lender hereunder or to prejudice any rights the Borrower may have against any Lender as a result of any default by such Lender hereunder.

    (d) The failure of any Lender to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Contract Advance to be made by such other Lender on the date of any Contract Borrowing.

     (e) Notwithstanding anything to the contrary contained herein, no more than eight Contract Borrowings which do not consist of Base Rate Advances may be outstanding at any time.

Section 2.03. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, either Committed Issuer will, and any other Lender may at its discretion, issue Letters of Credit at the request of the Borrower or any Permitted Subsidiary in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that (i) the aggregate L/C Obligations at any time outstanding shall in no event exceed the difference between the Commitments in effect at such time and the aggregate principal amount of Advances then outstanding and (ii) neither Committed Issuer shall be obligated to issue a Letter of Credit for the purpose of supporting repayment of public or rated debt or other securities if in its sole discretion it determines not to do so. Each Letter of Credit shall have an expiry date which is not later than the Termination Date or two years from the date of issuance, if earlier, shall be a letter of credit the Issuer may lawfully issue and shall conform to the general requirements of the Issuer for letters of credit it issues. Each Lender shall be obligated to reimburse the applicable Issuer for its pro rata share of the amount of each drawing under each Letter of Credit issued hereunder or constituting an Existing Letter of Credit and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in accordance with each Lender's Commitment. Each Issuer shall notify the Administrative Agent prior to the issuance by it of any Letter of Credit hereunder or any increase in the amount or any extension of the expiration date of any such Letter of Credit and obtain confirmation from the Administrative Agent that such issuance, increase or extension will not cause the aggregate outstanding amount of Letters of Credit to exceed the L/C Commitment or the sum of such Letters of Credit and of the Advances to exceed the Commitments. Each Issuer shall also promptly notify the Administrative Agent of each drawing under, expiration of or reduction in the amount of each Letter of Credit issued by it hereunder.

     (b) Applications. Subject to the other terms and conditions hereof, Letters of Credit will be issued upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the applicable Issuer for the type of Letter of Credit requested or through such Issuer's system for electronically applying for Letters of Credit (each an "Application" and collectively when taken together with the Existing Applications, the "Applications"). This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Notwithstanding anything contained in any Application to the contrary (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 2.05, (ii) except during the continuance of an Event of Default, the applicable Issuer will not call for the funding by the Borrower or any Permitted Subsidiary of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's or a Permitted Subsidiary's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the applicable Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the obligation to reimburse the applicable Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Base Rate from time to time in effect.

     Absent any gross negligence or willful misconduct on the part of the applicable Issuer, neither such Issuer nor its correspondents shall be responsible for (i) the validity, sufficiency, truthfulness or genuineness of any documents even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or (ii) for errors, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher, or (iii) payment by the applicable Issuer under any Letter of Credit against presentation of a sight draft or certificate which does not comply with terms of the Letter of Credit; and absent any gross negligence or willful misconduct on the part of the applicable Issuer or its correspondent, none of the above shall affect, impair or prevent the vesting of any of such Issuer's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, the Borrower agrees that any action, inaction or omission by an Issuer or by any of its correspondents under or in connection with any Letter of Credit issued by it or the related drafts or documents, if taken in good faith and without gross negligence or willful misconduct, shall be binding on the Borrower and the applicable Permitted Subsidiary and shall not put such Issuer or its correspondent under any resulting liability to the Borrower or the Permitted Subsidiaries. The foregoing provisions shall supersede the provisions of the Applications dealing with the same subject matter.

     If an Issuer issues any Letters of Credit with expiration dates that are automatically extended unless such Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated or (iii) an Event of Default exists and the Majority Lenders have given such Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The Committed Issuers severally agree to issue amendments to Letter(s) of Credit issued by them increasing the amount, or extending the expiration date, thereof at the request of the Borrower or a Permitted Subsidiary subject to the conditions of Article III and the other terms of this Section 2.03. Without limiting the generality of the foregoing, each Committed Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Article III and the other terms of this Section 2.03 and it will not issue, amend or extend the expiration date of any Letter of Credit issued by it if any Lender notifies it of any failure to satisfy or otherwise comply with such conditions and terms and directs it not to take such action.

     (c) The Reimbursement Obligations. Subject to Section 2.03(b), the obligation of the Borrower or the applicable Permitted Subsidiary to reimburse an Issuer for all drawings under a Letter of Credit issued by it (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at its principal U.S. office by no later than 11:00 A.M. (Chicago time) on the date when such drawing is paid or, if drawing was paid after 10:30 A.M. (Chicago time), by the end of such day. If the Borrower or the applicable Permitted Subsidiary does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in
Section 2.03(d) below, then all payments thereafter received by the applicable Issuer in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.03(d) below.

     (d) The Participating Interests. Each Lender, by its acceptance hereof, severally agrees to purchase from each Issuer, and each Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), in each Letter of Credit (including, without limitation, the Existing Letters of Credit) issued by, and each Reimbursement Obligation owed to, the applicable Issuer. Upon any failure by the Borrower or the applicable Permitted Subsidiary to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 2.03(c) above, or if the applicable Issuer is required at any time to return to the Borrower or a Permitted Subsidiary or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a demand from the applicable Issuer to such effect, if such demand is made before 12:00 noon (Chicago time), or not later than the following Business Day, if such demand is made after such time, pay to the applicable Issuer an amount equal to its pro rata share of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the applicable Issuer to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the applicable Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its pro rata share of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the applicable Issuer retaining its pro rata share as a Lender hereunder.

     The several obligations of the Participating Lenders to each Issuer under this Section 2.03 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrower's and Permitted Subsidiaries' obligations under each Application, to the extent the Borrower or the applicable Permitted Subsidiary is relieved from its obligation to reimburse the applicable Issuer for a drawing under a Letter of Credit because of the applicable Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, a Permitted Subsidiary, the Administrative Agent, the Issuer, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Event of Default or event with which the passage of time or the giving of notice or both, would constitute an Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 2.03 shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to an Issuer hereunder (whether as fundings of participations, indemnities or otherwise).

     (e) Indemnification. The Participating Lenders shall indemnify each Issuer (to the extent not reimbursed by the Borrower or a Permitted Subsidiary) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Issuer's gross negligence or willful misconduct) that such Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this
Section 2.03(e) and all other parts of this Section 2.03 shall survive termination of this Agreement and of all other L/C Documents.

     (f) The Existing Letters of Credit. Bank of Montreal has heretofore issued the Existing Letters of Credit for the account of the Constituent Companies and certain of their Subsidiaries pursuant to the terms of the Existing Credit Agreements. The Existing Letters of Credit having been issued pursuant to executed applications and agreements or through Bank of Montreal's system for electronically applying for letters of credit (the "Existing Applications"). From and after the Closing Date the Existing Applications shall constitute "Applications" for all purposes hereof and of the L/C Documents and the Existing Letters of Credit issued pursuant thereto shall constitute "Letters of Credit" for all purposes hereof and of the L/C Documents.

     (g) The Permitted Subsidiaries. The Borrower may from time to time designate Subsidiaries of the Borrower as Permitted Subsidiaries hereunder upon written notice to the Administrative Agent and upon causing such Permitted Subsidiaries to deliver to the Administrative Agent such resolutions and incumbency certificates as the Administrative Agent may reasonably require in connection with the issuance of Letters of Credit for the account of such Permitted Subsidiaries. Likewise, the Borrower may upon written notice to the Administrative Agent (which shall promptly notify the Issuers) terminate the status of any Subsidiary as a Permitted Subsidiary hereunder but no such termination shall affect or impair the liability of the Borrower with respect to Letters of Credit issued for the account of such Permitted Subsidiary prior to receipt by the Administrative Agent of such notice of termination and all such Letters of Credit and the Applications therefor shall continue to constitute "Letters of Credit" and "Applications" hereunder.

         (i) Guarantee;. The Borrower hereby absolutely, irrevocably and unconditionally guarantees the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the L/C Obligations in respect of the Existing Letters of Credit and in respect of all other Letters of Credit issued hereunder at the request of the Borrower or any of the Permitted Subsidiaries including all such obligations arising under the Applications therefor (such obligations being herein collectively called the "Guaranteed Obligations"). The Borrower hereby further agrees that if any Permitted Subsidiary shall fail to pay in full when due (whether by stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Borrower will promptly pay the same, upon demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        (ii) Obligations Unconditional;. The obligations of the Borrower under clause (i) hereof are absolute, irrevocable and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any agreement or instrument evidencing same, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this clause that the obligations of the Borrower hereunder shall be absolute and unconditional under any and all circumstances; provided, however, that notwithstanding the foregoing the Borrower shall have any defenses to nonpayment of the Guaranteed Obligations which would have been available to it had it been the applicant for the Letter of Credit in question. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Borrower hereunder which shall remain absolute, irrevocable and unconditional as described above:

             (aa) at any time or from time to time, without notice to the Borrower, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ab)     the   creation  and  existence  of  the  Guaranteed
          Obligations (notice to the Borrower of same being hereby waived);
          or

             (ac) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect not inconsistent with the terms of this Agreement, or any right in respect of the Guaranteed Obligations shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

     Except as provided in subsection (i) above, Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Issuer or any Lender exhaust any right, power or remedy or proceed against a Permitted Subsidiary, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

        (iii) Reinstatement;. The obligations of the Borrower hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of a Permitted Subsidiary in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Borrower agrees that it will indemnify each Issuer and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Issuer or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         (iv) Subrogation;. The Borrower hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it of the Guaranteed Obligations of any Permitted Subsidiary pursuant to the provisions hereof until all Guaranteed Obligations of such Permitted Subsidiary are paid in full.

          (v) Remedies;. The Borrower agrees that, as between the Borrower and the Issuers and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VI hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
     Article VI) for purposes hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligation from becoming automatically due and payable) as against any Permitted Subsidiary and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Permitted Subsidiary) shall forthwith become due and payable by the Borrower.

        (vi) Continuing Guarantee;. The guarantee herein is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

       (vii) No Liability until Closing Date. The Borrower shall have no liability under this Section 2.03(g) unless and until the Closing Date occurs.

Section 2.04. The Auction Advances. (a) Each Lender severally agrees that the Borrower may request Auction Borrowings comprised of either Fixed Rate Auction Advances or Eurodollar Rate Auction Advances under this Section
2.04 from time to time on any Business Day during the period from the date hereof until the date occurring one day prior to the Termination Date, in the case of an Auction Borrowing comprised of Fixed Rate Auction Advances, or the date occurring one month prior to the Termination Date, in the case of an Auction Borrowing comprised of Eurodollar Rate Auction Advances in the manner set forth below; provided that, following the making of each Auction Borrowing, the aggregate amount of the Advances then outstanding plus the aggregate amount of the L/C Obligations then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders. Each Auction Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (i) The Borrower may request an Auction Borrowing by delivering to the Administrative Agent (A) by telecopier, telex or cable, confirmed immediately in writing, a notice of an Auction Borrowing (a "Notice of Auction Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed Auction Borrowing, the maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date may be the date occurring one, two, three or six months after the date of such Auction Borrowing in the case of Eurodollar Rate Auction Advances, or the date occurring between one and 180 days after the date of such Auction Borrowing in the case of Fixed Rate Auction Advances and in any case no later than the Termination Date), the interest payment date or dates relating thereto (which shall occur at least every three months, in the case of a Eurodollar Rate Auction
     Advance,  and  every  90  days, in the  case  of  Fixed  Rate  Auction
     Advances), and any other terms to be applicable to such Auction Borrowing, not later than 9:00 A.M. (Chicago time) (x) at least one Business Day prior to the date of the proposed Auction Borrowing, in the case of a Fixed Rate Auction Advance, and (y) at least four Business Days prior to the date of the proposed Auction Borrowing, in the case of a Eurodollar Rate Auction Advance and (B) payment in full to the Administrative Agent of the aggregate auction administration fee specified in Section 2.05(e) hereof. The Administrative Agent shall in turn promptly notify each Lender of each request for an Auction Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Auction Borrowing.

        (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Auction Advances to the Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 9:00 A.M. (Chicago time) (A) on the date of such proposed Auction Borrowing, in the case of a Fixed Rate Auction Advance and (B) three Business Days prior to the date of such proposed Auction Borrowing, in the case of a Eurodollar Rate Auction
     Advance, of the minimum amount and maximum amount of each Auction Advance that such Lender would be willing to make as part of such proposed Auction Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.04(a), exceed such Lender's Commitment), the rate or rates of interest therefor and the Yield (if different from such rate or rates) with respect thereto, the interest period relating thereto and such Lender's Applicable Lending Office with respect to such Auction Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 8:45 A.M. (Chicago time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 9:00 A.M. (Chicago time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not make any Auction Advance as part of such Auction Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Auction Advance as part of such proposed Auction Borrowing.

        (iii) The Borrower shall, in turn, before 10:00 A.M. (Chicago time) (A) on the date of such proposed Auction Borrowing, in the case of a Fixed Rate Auction Advance and (B) three Business Days before the date of such proposed Auction Borrowing, in the case of a Eurodollar Rate Auction Advance, either

                (A)     cancel  such  Auction  Borrowing  by   giving   the
          Administrative Agent notice to that effect, or

               (B) irrevocably accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, subject only to the provisions of this paragraph
          (iii), by giving notice to the Administrative Agent of the amount of each Auction Advance (which amount shall be equal to or greater than the minimum amount and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Auction Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Auction Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect; provided, however, that (x) the Borrower shall not accept an offer made pursuant to paragraph (ii) above, at any Yield if the Borrower shall have, or shall be deemed to have, rejected any other offer made pursuant to paragraph (ii) above, at a lower Yield, (y) if the Borrower declines to accept, or is otherwise restricted by the provisions of this Agreement from accepting, the maximum aggregate principal amount of Auction Borrowings offered at the same Yield pursuant to paragraph (ii) above, then the Borrower shall accept a pro rata portion of each offer made at such Yield, based as nearly as possible on the ratio of the aggregate principal amount of such offers to be accepted by the Borrower to the maximum aggregate principal amount of such offers made pursuant to paragraph (ii) above (rounding up or down to the next higher or lower multiple of $1,000,000), and (z) no offer made pursuant to paragraph (ii) above shall be accepted unless the Auction Borrowing in respect of such offer is in an integral multiple of $1,000,000 and the aggregate amount of such offers accepted by the Borrower is equal to at least $5,000,000.

     Any offer or offers made pursuant to paragraph (ii) above not expressly accepted or rejected by the Borrower in accordance with this paragraph (iii) shall be deemed to have been rejected by the Borrower.

         (iv) If the Borrower notifies the Administrative Agent that such Auction Borrowing is canceled pursuant to clause (A) of paragraph
     (iii) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Auction Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (B) of paragraph (iii) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make an Auction Advance as part of such Auction Borrowing of the amount of each Auction Advance to be made by such Lender as part of such Auction Borrowing, and (C) each Lender that is to make an Auction Advance as part of such Auction Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make an Auction Advance as part of such Auction Borrowing shall, before 11:00 A.M. (Chicago time) on the date of such Auction Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Lender's portion of such Auction Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each Auction Borrowing the Administrative Agent will notify each Lender of the amount of the Auction Borrowing and the maturities thereof.

         (vi) The acceptance by the Borrower of any offer made by any Lender pursuant to paragraph (iii) (B) above shall be irrevocable and binding on the Borrower. In the case of any Auction Borrowing comprised of Eurodollar Rate Auction Advances, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Auction Borrowing for such Auction Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Auction Advance to be made by such Lender as part of such Auction Borrowing when such Eurodollar Rate Auction Advance, as a result of such failure, is not made on such date.

    (b)   Within the limits and on the conditions set forth in this Section
2.04 (including, without limitation, the condition set forth in the proviso to the first sentence of subsection (a) above), the Borrower may from time to time borrow under this Section 2.04, repay or prepay pursuant to subsection (c) below, and reborrow under this Section 2.04, provided that no Auction Borrowing may be made within three Business Days of the date of any other Auction Borrowing.

     (c) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made an Auction Advance, or each other holder of an Auction Note, on the maturity date of each Auction Advance (such maturity date being that specified by the Borrower for repayment of such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and provided in the Auction Note evidencing such Auction Advance), the then unpaid principal amount of such Auction Advance. The Borrower shall have no right to prepay any principal amount of any Fixed Rate Auction Advance unless, and then only on the terms, specified by the Borrower for such Fixed Rate Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Auction Note evidencing such Fixed Rate Auction Advance. The Borrower may, upon at least two Business Days' notice to the Administrative Agent and the relevant Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of a Eurodollar Rate Auction Advance in whole, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that the Borrower shall be obligated to reimburse the relevant Lender in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

    (d) The Borrower shall pay interest on the unpaid principal amount of each Auction Advance from the date of such Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable in arrears on the interest payment date or dates specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Auction Note evidencing such Auction Advance.

     (e) The indebtedness of the Borrower resulting from each Auction Advance made to the Borrower as part of an Auction Borrowing shall be evidenced by a separate Auction Note of the Borrower payable to the order of the Lender making such Auction Advance.

Section 2.05. Fees. (a) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily aggregate amount of such Lender's Commitment (whether or not used) from the date hereof in the case of each Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the 15th day of each August, November, February and May during such period, and on the Termination Date at a rate of (i) 0.065% per annum for each day Level I Status exists, (ii) 0.075% per annum for each day Level II Status exists, (iii) 0.100% per annum for each day Level III Status exists, (iv) 0.125% per annum for each day Level IV Status exists and (v) 0.225% per annum for each day Level V Status exists.

     (b) Facing Fees. The Borrower shall pay to each Issuer for its own account fees at the rate of 0.05% per annum on the average daily undrawn amount of the Letters of Credit issued by it for any period during which any Letters of Credit are outstanding, such fees to be payable in arrears on the 15th day of each August, November, February and May to and including, and on, the Termination Date. The Borrower shall also pay to each Issuer such issuing, processing and transaction fees and charges as such Issuer may from time to time customarily impose in connection with the issuance, negotiation and payment of letters of credit and drafts drawn thereunder.

      (c) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders a Letter of Credit usage fee for each Letter of Credit outstanding hereunder on the average daily undrawn amount of each Letter of Credit for any period during which any Letters of Credit are outstanding, such fees to be payable in arrears on the 15th day of each August, November, February and May to and including, and on, the Termination Date at a rate of (i) 0.160% per annum for each day Level I Status exists, (ii) 0.175% per annum for each day
Level II Status exists, (iii) 0.200% per annum for each day Level III Status exists, (iv) 0.225% per annum for each day Level IV Status exists, and (v) 0.400% per annum for each day Level V Status exists.

     (d) Other Fees. The Borrower shall pay to each of the Syndication Agent and the Administrative Agent for their own use and benefit such agency and/or other fees as the Borrower and such Agent may mutually agree.

    (e) Auction Fees. The Borrower shall pay to the Administrative Agent for its own account an auction administration fee in the amounts as the Borrower and Administrative Agent may mutually agree from time to time in respect of each Auction Borrowing requested.

Section 2.06. Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Advances then outstanding plus the aggregate amount of the L/C Obligations outstanding and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof.

Section 2.07. Repayment of Contract Advances. The Borrower shall repay the principal amount of each Contract Advance made by each Lender on the Termination Date in accordance with the Contract Note to the order of such Lender.

Section 2.08. Interest on Contract Advances. The Borrower shall pay interest on the unpaid principal amount of each Contract Advance made by each Lender from the date of such Contract Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Advances. If such Contract Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin for such Base Rate in effect from time to time, payable quarterly on the 15th day of each August, November, February and May during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (b) Adjusted CD Rate Advances. If such Contract Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Margin for such Adjusted CD Rate in effect from time to time, payable on the last day of each Interest Period for such Adjusted CD Rate Advance (and, in the case of any Interest Period of 180 days, on the 90th day of such Interest Period) and on the date such Adjusted CD Rate Advance shall be Converted or paid in full.

          (c) Eurodollar Rate Advances. Subject to Section 2.09, if such Contract Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for such Eurodollar Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Rate Advance (and, in the case of any Interest Period of six months, on the last day of the third month of such Interest
     Period) and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (d) Split Ratings. Notwithstanding the definitions of Level I Status, Level II Status, Level III Status, Level IV Status and Level V Status, (i) if the S&P Rating and the Moody's Rating differ by one tier, then the Applicable Margins, the facility fee and the Letter of Credit usage fee shall be based on the status level which would be applicable to the higher of the two ratings and (ii) if the S&P Rating and the Moody's Rating differ by two or more tiers, then the Applicable Margins, the facility fee and the Letter of Credit usage fee shall be based on the status level which would be applicable to a rating which is one tier above the lower of the two ratings.

Section 2.09. Additional Interest on Eurodollar Rate Advances and Eurodollar Rate Auction Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each
Eurodollar Rate Advance and each Eurodollar Rate Auction Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Contract Advance or term for such Auction Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period or term, as applicable, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.10. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. If any Reference Bank shall no longer be a Lender hereunder, shall no longer wish to serve as a Reference Bank hereunder or shall fail to perform hereunder, the Administrative Agent and the Borrower may appoint another Lender to serve as a successor or replacement Reference Bank hereunder.

    (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a), (b), (c) or (d), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.08(b),
(c) or (d).

     (c) If fewer than two Reference Banks (or such lesser number of Lenders as shall then be acting as Reference Banks) furnish timely information to the Administrative Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the Eurodollar Rate for any Eurodollar Rate Advances or Eurodollar Rate Auction Advances,

         (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Adjusted CD Rate Advances, Eurodollar Rate Advances or Eurodollar Rate Auction Advances, as the case may be,

         (ii) each such Contract Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

        (iii) the obligation of the Lenders to make, or to Convert Contract Advances into, Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

         (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (unless, with respect to any Eurodollar Rate Advance, the Borrower shall have delivered to the Administrative Agent a timely notice of Conversion specifying that such Eurodollar Rate Advance shall be Converted to an Adjusted CD Rate Advance on the last day of the then existing Interest Period therefor), and

         (ii) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

Section 2.11. Conversion of Contract Advances. (a) Voluntary. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Advances or Adjusted CD Rate Advances, and on the date of any proposed Conversion into Base Rate Advances, and subject to the provisions of Sections 2.10 and 2.14, Convert all Contract Advances of one Type made in connection with the same Contract Borrowing into Advances of another Type or Types or Advances of the same Type having the same or new Interest Periods; provided, however, that any Conversion of, or with respect to, any Adjusted CD Rate Advances or Eurodollar Rate Advances into Advances of another Type or Types or Advances of the same Type having the same or new Interest Periods shall be made on, and only on, the last day of an Interest Period for such Adjusted CD Rate Advances or Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Contract Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Adjusted CD Rate Advances or Eurodollar Rate Advances, the duration of the Interest Period for each such Contract Advance.

     (b) Mandatory. If the Borrower shall fail to select the Type of any Contract Advance or the duration of any Interest Period for any Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and Section 2.11(a), or if any proposed Conversion of a Contract Borrowing that is to comprise Adjusted CD Rate Advances or Eurodollar Rate Advances upon Conversion shall not occur as a result of the circumstances described in paragraph (c) below, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (c) Failure to Convert. Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. In the case of any Contract Borrowing that is to comprise Adjusted CD Rate Advances or Eurodollar Rate Advances upon Conversion, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on the date specified for such Conversion the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, upon such Conversion, when such Conversion, as a result of such failure, does not occur.

Section 2.12. Prepayments. (a) Optional. The Borrower may, upon at least two Business Days' notice (or same day notice in the case of any prepayment of Base Rate Advances) to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Contract Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(i) each partial prepayment of any Contract Borrowing shall be in an aggregate principal amount not less than $5,000,000 and (ii) in the case of any such prepayment of an Adjusted CD Rate Advance or Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

     (b)    Mandatory.   If and to the extent that the aggregate  principal
amount of Advances outstanding on any date hereunder plus the aggregate principal amount of L/C Obligations outstanding on such date shall exceed the aggregate amount of the Commitments hereunder on such date, the Borrower shall pay to the Administrative Agent on such date an amount at least equal to such excess, together with accrued interest to the date of such prepayment on such amount and, in the case of any such payment which is to be applied to Adjusted CD Rate Advances, Eurodollar Rate Advances or Auction Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

     (c) Application. Upon each payment pursuant to Section 2.12(b), the Administrative Agent shall apply amounts received from the Borrower in the following order of priority:

          First, to the prepayment in whole or ratably in part of the principal amount of all outstanding Base Rate Advances,

          Second, to the prepayment in whole or ratably in part of the principal amount of outstanding Adjusted CD Rate Advances and Eurodollar Rate Advances, in such order of maturity as will, in the reasonable judgment of the Administrative Agent, minimize to the fullest extent practicable amounts payable by the Borrower in respect of such prepayment pursuant to Section 8.04(b),

          Third, to the prepayment in whole or ratably in part of the principal amount of outstanding Auction Advances, in such order of maturity as will, in the reasonable judgment of the Administrative Agent, minimize to the fullest extent practicable amounts payable by the Borrower in respect of such prepayment pursuant to Section 8.04(b), and

          Fourth, to be held by the Administrative Agent as collateral security for the L/C Obligations pursuant to the terms of Section 6.02.

Section 2.13. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Adjusted CD Rate Reserve Percentage or any Assessment Rate, in the case of Adjusted CD Rate Advances, or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, promulgated or made, as the case may be, after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances, Eurodollar Rate Advances or any other Advances or agreeing to issue any Letter of Credit or obligation to participate therein, then the Borrower shall from time to time, within 30 days of demand by such Lender together with the certificate referred to below (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the nature and amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender in good faith, shall be conclusive and binding for all purposes, absent manifest error.

     (b)    If  any  Lender  determines that compliance  with  any  law  or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, promulgated or made, as the case may be, after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's Commitment hereunder and other commitments of this type or the Advances or Letters of Credit, then, within 30 days of demand by such Lender together with the certificate referred to below (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's Commitment hereunder or the Advances made by such Lender or Letters of Credit issued hereunder, provided, that no Lender shall be entitled to demand such compensation more than one year following the last day of the fiscal year of such Lender during which such capital requirement was applicable and in respect of which such Lender is seeking compensation; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guidelines or request. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender in good faith shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.11. Any Lender that has notified the Administrative Agent of any illegality under this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid or eliminate such illegality and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.15. Payments and Computations. (a) Except as otherwise expressly provided herein, the Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (Chicago time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds, and any such payment to the Administrative Agent shall constitute payment by the Borrower hereunder or under the Notes, as the case may be, for all purposes, and upon such payment the Lenders shall look solely to the Administrative Agent for their respective interests in such payment. The Administrative Agent will promptly after any such payment cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.04, 2.05(b), 2.05(d), 2.05(e), 2.09,
2.13, 2.16 or 8.04(b)) (according to the Lenders' respective Commitments) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest based on clause (a) of the definition of the term "Base Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate or the Federal Funds Rate and of interest payable on Auction Advances and of facility fees and Letter of Credit fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section
2.10 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, facility fees or Letter of Credit fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.09, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

    (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and such reduction of time shall in such case be taken into account in the computation of interest or fees, as the case may be.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (f) Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default each Advance shall (automatically, in the case of an Event of Default arising as a result of a failure of the Borrower to pay any principal on any Advance when due (whether by acceleration or otherwise) and if but only if the Borrower is so notified by the Administrative Agent at the request of the Majority Lenders in the case of any other Event of Default) bear interest (computed on the same basis as in effect thereon at the time of such default), payable on demand, at a rate per annum equal to:

          (i) with respect to any Base Rate Advance, the sum of two percent (2%) per annum plus the Base Rate from time to time in effect plus the Applicable Margin for such Base Rate; and

         (ii) with respect to any Eurodollar Rate Advance, Adjusted CD Rate Advance and Auction Advance, the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period or term applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect plus the Applicable Margin for such Base Rate.

Section 2.16. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income and any withholdings in connection therewith, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     (c)    The  Borrower will indemnify each Lender and the Administrative
Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses, other than those arising from such Lender's gross negligence or willful misconduct) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Prior to the Closing Date in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall promptly notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (f) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.16 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.16, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.16(f), the Borrower shall upon demand of such Lender promptly repay the amount of such
overpayment.   Any  determination made by  such  Lender  pursuant  to  this
Section 2.16(f) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.16(f) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns, of any Lender.

     (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of principal, interest and all other amounts hereunder and under the Notes; provided, that no Lender shall be entitled to demand any payment under this
Section 2.16 more than one year following the last day of the fiscal year of such Lender during which the liability in respect of such Taxes or Other Taxes was incurred; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.16 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

Section 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Contract Advances made by it or Letters of Credit issued by it or participated in by it (other than pursuant to Section 2.02(c), 2.05(b), 2.05(d), 2.05(e), 2.09, 2.13, 2.16 or
8.04(b)) in excess of its ratable share of payments on account of the Contract Advances or Letters of Credit obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Contract Advances made by them or Letters of Credit issued by it or participated in by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                Article III

                           Conditions of Lending

Section 3.01. Conditions Precedent to Initial Advances. The obligations of each Lender to make its initial Advance and of any Issuer to issue the initial Letter of Credit is subject to the satisfaction, prior to or concurrently with, the making of such initial Advance or the issuance of such initial Letter of Credit, of each of the following conditions precedent:

          (a) Documents and Other Agreements. The Administrative Agent shall have received on or before the day of the initial Borrowing or, if earlier, the date of issuance of the initial Letter of Credit the following, each properly dated and completed, in form and substance satisfactory to the Administrative Agent and (except for the Notes) with one copy for each Lender:

               (i) The Contract Notes payable to the order of each of the Lenders, respectively;

              (ii) A true and correct copy of the Support Agreement, together with (A) a schedule of all "Obligations" thereunder and
          (B) a letter (the "Designation Letter") from the Parent to the Administrative Agent and the Lenders confirming that the obligations of the Borrower hereunder, under the Notes and under the Applications constitute "Obligations" under the Support Agreement, that the Lenders constitute "Lenders" under the Support Agreement and that the Lenders will receive the benefit of any more favorable support agreement or guaranty issued by the Parent to a third party for the purpose of guaranteeing or supporting payment of Adjusted Debt of the Borrower if and so long as such a more favorable agreement remains outstanding and subject to any amendments thereto or waivers thereof by such third party;

             (iii) Pro forma consolidated balance sheets of the Borrower and its Consolidated Subsidiaries prepared as of June 30, 1997 and showing the consolidated financial condition of the Borrower and its Consolidated Subsidiaries immediately after giving effect to the consummation of the Transaction;

              (iv) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes, the Applications and the Support Agreement and of all documents evidencing other necessary corporate action with respect to this Agreement, the Notes, and the Applications and the Support Agreement;

               (v)    A  certificate  of  the  Secretary  or  an  Assistant
          Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, the Applications and the Support Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Articles of Incorporation and the By-laws of the Borrower, in each case as in effect on such date; (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes and the Support Agreement;

              (vi) A certificate of the Secretary or an Assistant Secretary of the Parent certifying that the execution, delivery and performance by the Parent of the Support Agreement and the designation by the Parent of the obligations of the Borrower hereunder as "Obligations" under the Support Agreement and the Lenders as "Lenders" under the Support Agreement have been duly authorized by the Board of Directors of the Parent pursuant to resolutions duly adopted at a meeting duly called;

             (vii)    A  certificate  of  the  Secretary  or  an  Assistant
          Secretary of the Parent certifying (A) the names and true signatures of the officers of the Parent authorized to sign the Support Agreement and the other documents to be delivered by the Parent hereunder; (B) that attached thereto are true and correct copies of the Articles of Incorporation and By-laws of the Parent, in each case as in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Parent of the Support Agreement and the other documents to be delivered by the Parent hereunder;

            (viii) A certificate of the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Administrative Agent, stating that (A) the representations and warranties contained in Section 4.01 of this Agreement are correct on and as of the date of such certificate as though made on and as of such date and (B) no Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing;

              (ix) A favorable opinion of Gardner, Carton & Douglas, special counsel for the Borrower and the Parent, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

               (x) A favorable opinion of John R. McCall, General Counsel of the Parent, substantially in the form of Exhibit E hereto and to such other matters as any Lender through the Administrative Agent may reasonably request; and

              (xi) A favorable opinion of Chapman and Cutler, counsel for the Administrative Agent, substantially in the form of Exhibit F hereto.

           (b)    Payment  of  Fees.   The  Administrative  Agent  and  the
     Syndication Agent shall have received from the Borrower for its own account, any fees payable to the Administrative Agent and the Syndication Agent, as set forth in any written agreements between them and the Borrower.

           (c) Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence satisfactory to it that (i) the Transaction has been consummated and (ii) promptly upon funding the initial Advance the Commitments under the Existing Credit Agreements shall have terminated and the indebtedness for borrowed money outstanding thereunder shall have been retired.

     Upon the Closing Date, the Borrower shall without further action on its part be deemed to have (i) guaranteed the prompt payment and performance of all indebtedness, obligations and liabilities of the Constituent Companies and their Subsidiaries arising under or in respect of the Existing Letters of Credit, pursuant to and as provided in Section 2.03(g) hereof, each of the Existing Letters of Credit shall constitute "Letters of Credit" for all purposes of this Agreement and each of the Existing Applications shall constitute "Applications" for all purposes of this Agreement and (ii) repeated and reaffirmed all representations and warranties set forth in Article IV hereof.

Section 3.02. Condition Precedent to Each Contract Borrowing and each Letter of Credit. The obligation of each Lender to make a Contract Advance on the occasion of each Contract Borrowing (including the initial Contract Borrowing) and of the obligation of the Committed Issuers to issue, amend or extend each Letter of Credit (including the initial Letter of Credit) shall be subject to the further condition precedent that on the date of such Contract Borrowing or issuance, amendment or extension of such Letter of Credit the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing and request for the issuance, amendment or extension of a Letter of Credit and the acceptance by the Borrower of the proceeds of such Contract Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Contract Borrowing or issuance, amendment or extension of such Letter of Credit such statements are true):

         (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Contract Borrowing or issuance, amendment or extension of such Letter of Credit, before and after giving effect to such Contract Borrowing and issuance, amendment or extension of such Letter of Credit and to the application of the proceeds therefrom, as though made on and as of such date except to the extent any such representation or warranty expressly relates solely to an earlier date and except that the reference to the December 31, 1996 financial statements of the Parent and its
     Consolidated Subsidiaries in Section 4.01(f) shall be deemed a reference to the most recent quarterly or annual financial statements of the Parent and its Consolidated Subsidiaries submitted to the Lenders pursuant to Section 5.01(a) hereof; and

         (ii) No event has occurred and is continuing, or would result from such Contract Borrowing or issuance of such Letter of Credit or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

In addition, in the case of the issuance of each Letter of Credit the applicable Issuer shall have received a duly completed Application therefor and, in the case of an amendment to, extension of, or increase in, the amount of a Letter of Credit, a written request therefor, in a form acceptable to the applicable Issuer.

Section  3.03.    Conditions  Precedent to  Each  Auction  Borrowing.   The
obligation of each Lender that is to make an Auction Advance on the occasion of an Auction Borrowing (including the initial Auction Borrowing) to make such Auction Advance as part of such Auction Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Auction Borrowing with respect thereto, (ii) on or before the date of such Auction Borrowing, but prior to such Auction Borrowing, the Administrative Agent shall have received an Auction Note payable to the order of such Lender for each of the Auction Advances to be made by such Lender as part of such Auction Borrowing, in a principal amount equal to the principal amount of the Auction Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Auction Advance in accordance with Section 2.04, and (iii) on the date of such Auction Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Auction Borrowing and the acceptance by the Borrower of the proceeds of such Auction Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Auction Borrowing such statements are true):

         (A) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Auction Borrowing, before and after giving effect to such Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date except to the extent any such representation or warranty expressly relates solely to an earlier date and except that the reference to the December 31, 1996 financial statements of the Parent and its Consolidated Subsidiaries in Section 4.01(f) shall be deemed a reference to the most recent quarterly or annual financial statements of the Parent and its Consolidated Subsidiaries submitted to the Lenders pursuant to Section 5.01(a) hereof, and

          (B) No event has occurred and is continuing, or would result from such Auction Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Section 3.04. Condition Precedent to Certain Conversions. The obligation of each Lender to Convert any Contract Borrowing that, upon such Conversion, is to comprise Adjusted CD Rate Advances or Eurodollar Rate Advances is subject to the condition precedent that on the date of such Conversion no Event of Default shall have occurred and be continuing, and the giving by the Borrower of the applicable notice of Conversion described in Section 2.11(a) shall constitute a representation and warranty by the Borrower that no Event of Default has occurred and is continuing.


                                Article IV

                      Representations and Warranties

Section  4.01.    Representations  and Warranties  of  the  Borrower.   The
Borrower represents and warrants as follows:

           (a) The Borrower and each of its Material Consolidated Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect the financial condition, operations, business, properties, or prospects of the Borrower or the Borrower and its Material Consolidated Subsidiaries, taken as a whole.

          (b) Except as described below, the execution, delivery and performance by the Borrower of this Agreement, the Applications and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
     (i) the Borrower's Certificate of Incorporation or By-laws, (ii) law or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties, the violation of which could result in material adverse effect on the financial condition, operations, business, properties or prospects of the Borrower or the Borrower and its Material Consolidated Subsidiaries, taken as a whole. The Agreement and Plan of Merger dated as of May 20, 1997 (the "KU Merger Agreement") by and between LG&E Energy Corp. and KU Energy Corporation contains restrictions on the incurrence or guarantee of indebtedness by the Parent and the Borrower. Pursuant to the terms of the KU Merger Agreement, the Parent must obtain the written consent of KU
     Energy Corporation prior to the incurrence by the Borrower of indebtedness in excess of the limitations set forth in the KU Merger Agreement. At or prior to the time that the Borrower makes any request for an Advance or issuance or increase in a Letter of Credit hereunder, all necessary consents, if any, of KU Energy Corporation under the KU Merger Agreement for the incurrence of the indebtedness by the Borrower represented by such Advance or Reimbursement Obligation shall have been obtained.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a "Governmental Approval") is required as of the date of this Agreement for the due execution, delivery and performance by the Borrower of this Agreement or the Notes or by the Parent of the Support Agreement or to consummate the Transaction except for those Governmental Approvals which have been obtained and are in full force and effect; and no Governmental Approval will be required after the date of this Agreement for the due execution and delivery by the Borrower of the Auction Notes or Applications the performance by the Borrower of this Agreement, the Applications or the Notes or the performance of the Support Agreement by the Parent or to consummate the Transaction except in either instance for such Governmental Approvals (notice of each of which shall be promptly given to the Lenders) that shall be in full force and effect as and when required and not subject to appeal.

          (d) This Agreement is, and the Notes and Applications when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (e) The Support Agreement is in full force and effect and has not been amended, modified, waived or terminated, except in accordance with the terms hereof and thereof, and the Parent is not in default of any of its obligations thereunder. The indebtedness of the Borrower supported by the Parent under the Support Agreement and any other support agreement shall not exceed the amount from time to time authorized by the Parent's board of directors.

          (f) The balance sheets of the Parent and its Consolidated Subsidiaries as at December 31, 1996, and the related statements of income and retained earnings of the Parent and its Consolidated Subsidiaries for the fiscal periods then ended, certified by Arthur Andersen & Co., copies of which have been furnished to each Lender, fairly present the financial condition of the Parent and its
     Consolidated Subsidiaries as at such date and the results of the operations of the Parent and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996, and except as otherwise disclosed in the SEC Reports and/or written materials furnished to the Lenders there has been no material adverse change in the financial condition, operations, business or prospects of the Parent and its Consolidated Subsidiaries, taken as a whole, as reflected in such financial statements.

          (g) Except as disclosed in the Parent's Annual Report to Stockholders for the year ended December 31, 1996 or otherwise disclosed in the SEC Reports and/or written materials furnished to the Lenders, there is as of the date hereof and will be as of the Closing Date no pending or threatened action or proceeding affecting the Borrower, the Parent or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Borrower or the Parent and its Consolidated Subsidiaries, taken as a whole, and there is not and will not be any such pending or threatened action or proceeding that purports to affect the legality, validity, binding effect or enforceability of this Agreement, the Applications, any Note or the Support Agreement.

          (h) No proceeds of any Advance have been or will be used directly or indirectly in connection with any transaction subject to the requirements of Section 14 of the Exchange Act with respect to which proxies, consents or authorizations are being sought by any person (as defined in the Exchange Act) other than the majority of the board of directors of the issuer in respect of which such proxies, consents or authorizations, as the case may be, are being sought.

          (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Not more than 25% of the value of the assets of the Parent or of the Borrower and its Subsidiaries is represented by margin stock.

          (j) The Borrower (i) is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and (ii) is not an "investment company" or a company
     "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended.

          (k) No ERISA Termination Event has occurred, or is reasonably expect to occur, with respect to any ERISA Plan that may materially and adversely affect the financial condition, operations, business or prospects of the Borrower or of the Parent and its Subsidiaries, taken as a whole.

          (l) The pro-forma consolidated balance sheets of the Borrower and its Consolidated Subsidiaries delivered to the Lenders pursuant to
     Section 3.01(a)(iii) fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 but after giving effect to the Transaction.

          (m) The information contained in the July, 1997 Confidential Information Memorandum, the SEC Reports and other information provided to the Lenders by or on behalf of the Parent and/or the Borrower, taken as a whole, does not contain any untrue statement of a material fact or omit a material fact necessary, in the context in which it is furnished, to make the material statements contained therein or herein not misleading in the light of the circumstances in which such statements were made, the Lenders acknowledging that as to any projections, financial models or estimates contained therein, the Borrower only represents that the same were prepared in good faith and on reasonable assumptions and actual results may vary materially therefrom and that statements contained therein as to the terms hereof and of the Support Agreement are qualified in their entirety by reference to the actual terms of such agreements.


                                 Article V

                         Covenants of the Borrower

Section 5.01. Affirmative Covenants. Unless the Majority Lenders shall otherwise consent in writing, so long as any Note or any amount payable by the Borrower hereunder or under any Application shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, and, in the case of Section 5.01(b), will cause its Consolidated Subsidiaries to:

          (a)    Reporting  Requirements.  Furnish  to  the  Administrative
     Agent:

               (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Parent, consolidated and consolidating (showing each direct Subsidiary of the Parent) balance sheets of the Parent and its Consolidated Subsidiaries as of the end of such quarter, consolidated and consolidating (showing each direct Subsidiary of the Parent) statements of income, cash flow and retained earnings of the Parent and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Administrative Agent;

              (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Consolidated Subsidiaries, containing consolidated financial statements for such year, certified by Arthur Andersen & Co. or another nationally recognized firm of independent public accountants, and a copy of the unaudited consolidating (showing each direct Subsidiary of the Parent) financial statements of the Parent and its Consolidated Subsidiaries and the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for such year;

             (iii) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower and within 120 days after the end of the fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower, or such other officer of the Borrower or Parent acceptable to the Administrative Agent, (A) demonstrating, in reasonable detail and with supporting calculations, compliance with the financial covenants set forth in Section 5.02(a) hereof and (B) stating that no Event of Default and no event that, with the giving of notice or lapse of time or both, will constitute an Event of Default has occurred and is continuing, or if an Event of Default or such event has occurred and is continuing, a statement setting forth details of such Event of Default or event and the action that the Borrower has taken and proposes to take with respect thereto;

              (iv) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Parent and within 120 days after the end of the fiscal year of the Parent, a certificate of the chief financial officer of the Parent, or such other officer of the Parent acceptable to the Administrative Agent, (A) demonstrating, in reasonable detail, the calculation of the Parent's Capitalization Ratio as of the last day of such fiscal period and (B) stating that the Parent is not in default in the performance or observance of any term, covenant or agreement contained in the Support Agreement;

               (v) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Administrative Agent, setting forth details of such Event of Default or event and the actions that the Borrower has taken and proposes to take with respect thereto;

              (vi) as soon as possible and in any event within five days after the commencement of litigation against the Borrower or any of its Material Consolidated Subsidiaries, or the receipt of a notice of default by the Borrower or any of its Material Consolidated Subsidiaries, that could reasonably be expected to have a material adverse effect on the Borrower or any of its Material Consolidated Subsidiaries, notice of such litigation or notice of default describing in reasonable detail the facts and circumstances concerning such litigation or default and the Borrower's or such Material Consolidated Subsidiary's proposed actions in connection therewith;

            (vii) promptly after the sending or filing thereof, copies of annual, quarterly or current reports on Forms 10-K, 10-Q or 8-K (or any successor forms thereto) and registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan) that the Parent or the Borrower or any other Consolidated Subsidiary of the Parent files with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Exchange Act, or with any national securities exchange; and

            (viii) such other information respecting the condition or operations, financial or otherwise, of the Parent, the Utility, the Borrower or any of the Parent's other Material Consolidated Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          (b) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance.

               (i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

              (ii) preserve and keep in full force and effect its existence (except in each instance to the extent otherwise permitted pursuant to Section 5.02(d)) and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

             (iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to carry on its business;

              (iv) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws, except in each case to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Borrower and its Subsidiaries, taken as a whole; and

               (v) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates.

          (c)    Use  of  Proceeds.   Use the proceeds  of  each  Borrowing
     hereunder exclusively for general corporate purposes, including acquisitions and working capital requirements in connection with energy related businesses.

Section 5.02. Negative Covenants. Unless the Majority Lenders shall otherwise consent in writing, so long as any Note or any amount payable by the Borrower hereunder or under any Application shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a)    Consolidated  Tangible Net  Worth.   At  any  time  permit
     Consolidated Tangible Net Worth to be less than $25,000,000.

          (b) Disposition of Assets. Sell lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, or permit any of its Subsidiaries to do so, except that (i) any such Subsidiary may transfer assets to any other such Subsidiary or to the Borrower, (ii) any such Subsidiary may sell, lease, transfer, convey or otherwise dispose of all or substantially all of such assets to a Person other than the Borrower and its Subsidiaries (each a "Disposition"), (iii) any such Subsidiary may transfer its assets to any other Person in connection with a sale and leaseback financing entered into by such Subsidiary, and (iv) the Borrower may sell, lease, transfer, convey or otherwise dispose of all or substantially all of its assets in a cash transaction, provided, in the case of any transaction described in clause (ii), (iii) or (iv), the consideration (as hereinafter defined) received for such assets is at least equal to the fair value (as determined in good faith by the board of directors of the Borrower) thereof, and (A) such consideration constitutes, is reinvested in, or is held in cash or cash-equivalents for reinvestment in, other energy-related assets owned or to be owned by the Borrower or any of its Subsidiaries or (B) such net consideration is applied immediately to the payment or prepayment of Debt of the Borrower or any of its Subsidiaries, provided further in each case, that immediately after giving effect to any such transaction, no Event of Default or event that with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing. As used in this Section 5.02(b), the term "consideration" shall mean cash consideration or the fair value of non-cash consideration (as determined in good faith by the board of directors of the Borrower) and the term "net consideration" shall mean the consideration less (i) any provision for income or other taxes payable as a result of such Disposition or other sale, lease, transfer, conveyance or other disposition and (ii) all brokerage commissions and other fees and expenses incurred in respect of such Disposition or other sale, lease, transfer, conveyance or other disposition.

         (c) Liens, Etc. Create or suffer to exist, or permit any of its direct or indirect Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its direct or indirect Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt, other than (i) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in the contemplation of such acquisition or of such Person becoming a Subsidiary), (ii) liens created by purchase money mortgages or other security interests upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (iii) liens or security interests upon or with respect to any of the Borrower's interests in its Subsidiaries (other than direct Subsidiaries of the Borrower) or any of the Borrower's Subsidiaries' assets incurred solely to secure repayment of project financing for, or utility obligations of, such Subsidiary, (iv) margin deposits securing Debt of up to $10,000,000 at any one time outstanding relating to obligations incurred in the ordinary course of its energy marketing business, (v) liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate upon or under which the Borrower or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Borrower or any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks or pumping or delivery equipment, (vi) liens or security interests on assets of a Subsidiary securing Debt of such Subsidiary, provided that the aggregate principal amount of Debt of Subsidiaries secured by liens or security interests incurred pursuant to this subsection (vi) shall not exceed $10,000,000 at any time, (vii) liens on any assets of any Subsidiary of the Borrower in favor of the Borrower or any Subsidiary of the Borrower, and (viii) extensions and renewals of any lien or security interest described in clauses (i) through (vii) above, provided that
     (A) any such extension or renewal shall be limited to the property theretofore subject to such lien or security interest and additions and/or improvements thereto and (B) the principal amount of the Debt secured by such lien or security interest shall not be increased.

          (d) Mergers and Consolidations. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except
     (i) any Subsidiary of the Borrower may merge or consolidate with or into any Person if after giving effect thereto the survivor is a Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge with the Borrower, (iii) the Borrower may merge with the Parent and (iv) any Subsidiary may merge into any other corporation if after giving effect thereto the survivor is no longer a Subsidiary hereunder and the assets of such Subsidiary could have been sold under Section 5.02(b) hereof for the consideration to be received or retained by the Borrower and its Subsidiaries on account of such merger (and any such transaction referred to in this clause (iv) shall be accounted for and treated as a disposition of assets for purposes of Section 5.02(b) hereof); provided in each case that, immediately after giving effect to such proposed transaction, (A) no Event of Default or event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and (B) in the case of any such transaction to which the Borrower is a party, the Borrower is the surviving corporation or the survivor shall have expressly assumed the obligations of the Borrower hereunder and under the Notes and Applications pursuant to an assumption agreement in form and substance reasonably satisfactory to the Majority Lenders.

         (e) Modification of Support Agreement. Amend, modify, terminate or waive any provision of the Support Agreement, or consent to any of the foregoing, except in each case in accordance with the terms of the Support Agreement.

         (f) Certain Restrictions during Defaults Hereunder. If an Event of Default has occurred and is continuing hereunder or an event has occurred which will constitute such an Event of Default upon the passage of a period of grace (and any notice the giving of which is a condition to the commencement of such period of grace has been given) then and in any such event and without in any manner limiting the remedies available to the Lenders upon the occurrence of a Default, the Borrower will not declare or pay any dividend, either in cash or property, on any share of its capital stock or any series or class or purchase, redeem or otherwise acquire or retire any such capital stock or any warrants, rights or options to purchase or acquire any such capital stock or make any other payment or distribution either directly or indirectly in respect of its capital stock, make or permit any Subsidiary to make any investment in or loan or advance to the Parent or any Subsidiaries thereof (other than the Borrower or any Subsidiaries of the Borrower) or otherwise directly or indirectly in any manner make or permit any Subsidiary to make any payment to, or transfer any cash or any other asset to, the Parent or any such Subsidiary; provided, however, that the foregoing shall not preclude the Borrower and its Subsidiaries during the pendency of any such Default, from making payments to the Parent under any equitable tax sharing arrangements or in respect of goods or services then being provided by or to the Parent or any Subsidiary thereof to or by, as the case may be, the Borrower or its Subsidiaries at fair and reasonable terms.


     Article VI



                             Events of Default

Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Advance or any Reimbursement Obligation, or interest thereon or any other amount payable under this Agreement or any Application within two days after the same becomes due and payable; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or by the Parent (or any of its officers) in connection with this Agreement or the Support Agreement shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02, (ii) the Parent shall fail to perform or observe any term, covenant or agreement contained in the Support Agreement, (iii) the Capitalization Ratio shall at any time exceed 65% or (iv) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 20 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, or

          (d) The Borrower, the Parent, the Utility or any Material Consolidated Subsidiary of the Borrower, shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount in excess of $15,000,000 in the aggregate (but excluding Debt evidenced by the Notes and the Reimbursement Obligations) of the Borrower, the Parent, the Utility or any Material Consolidated Subsidiary of the Borrower, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (e) The Borrower, the Parent, the Utility or any Material Consolidated Subsidiary of the Borrower, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, the Utility or any Material Consolidated Subsidiary of the Borrower, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Parent, the Utility or any Material Consolidated Subsidiary of the Borrower, shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Borrower, the Parent, the Utility or any Material Consolidated Subsidiary of the Borrower, and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) (i) An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or (ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have been terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower shall have incurred a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv) of this subsection
     (g), (A) such event (if correctable) shall not have been corrected and
     (B) the then-present value of such ERISA Plan's vested benefits exceeds the then-current value of assets accumulated in such ERISA Plan by more than the amount of $15,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          (h) (I) Any provision of the Support Agreement shall for any reason cease to be valid and binding on any party thereto or any party thereto shall so state in writing or (II) any provision of Section
     2.03(g) shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or

          (i) Any authorization or approval or other action by any governmental authority or regulatory body required for the execution, delivery or performance of (i) this Agreement, the Applications, the Notes or the Support Agreement by the Borrower or (ii) the Support Agreement by the Parent shall be terminated, revoked or rescinded or shall otherwise no longer be in full force and effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and of the Committed Issuer to issue, amend or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances and of the Committed Issuers to issue, amend or extend Letters of Credit shall automatically be terminated and (B) the Notes, or such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.02. The Letters of Credit. When any Event of Default has occurred and is continuing, the Borrower shall, upon demand of the Administrative Agent or the Majority Lenders, and in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower shall, without notice or demand from the Administrative Agent or the Majority Lenders, immediately deposit with the Administrative Agent the full amount of each Letter of Credit, each deposit to be invested in such interest bearing deposit accounts of the Administrative Agent or high-grade debt securities as the Borrower and the Administrative Agent shall agree (all such deposits to be and constitute collateral security for the Borrower's obligations in respect of the Letters of Credit) the Borrower agreeing to immediately make each such deposit and acknowledging and agreeing that the Administrative Agent would not have an adequate remedy at law for failure of the Borrower to honor any such demand and that the Administrative Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit; provided that the Administrative Agent is irrevocably authorized to sell any such investments when and as required for application to amounts due and owing from the Borrower to the Administrative Agent, Issuer or any Lender; provided, however, that the Administrative Agent shall, upon request of the Borrower from time to time, release to the Borrower an amount equal to the excess, if any, of the amount held by the Administrative Agent hereunder over the aggregate amount of the L/C Obligations then outstanding.


                                Article VII


                                The AGENTS

Section 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

Section 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, administrative agents or employees shall be liable to any Lender or the Borrower for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Applications, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07 and (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Agents make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Applications, the Notes or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Lenders and the Borrower acknowledge that no Agent other than the Administrative Agent has any duties or responsibilities hereunder.

Section 7.03. Agents and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agents in their individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if it were not an Agent and without any duty to account therefor to the Lenders.

Section 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to (i) at any time on or prior to the Termination Date, the respective principal amounts of the Contract Notes and credit risk incident to the Letters of Credit then held by each of them (or if no Contract Notes or Letters of Credit are at the time outstanding or if any Contract Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments) and (ii) at any time after the Termination Date, the respective principal amounts of the Notes and credit risk incident to the Letters of Credit then held by each of them (or if any Notes are held by Persons that are not Lenders, ratably according to the respective unpaid principal amounts of the Advances and credit risk incident to the Letters of Credit made by each Lender), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the Applications or any action taken or omitted by the Administrative Agent under this Agreement or the Applications, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Applications, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.

Section 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing if no Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section
7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.


Article VIII



                               Miscellaneous

Section 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Contract Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders
(other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (b) increase the Commitments of a Lender or subject a Lender to any additional obligations, (c) reduce the principal of, or interest on, the Contract Notes or Reimbursement Obligations or any fees or other amounts payable to the Lenders hereunder,
(d) postpone any date fixed for any payment of principal of, or interest on, the Contract Notes or any fees or other amounts payable to the Lenders hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Contract Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend or waive compliance with Sections 5.02(e) or 6.01(h) (except that Sections 2, 3 and 4 of the Support Agreement may be amended or compliance therewith waived by the Majority Lenders) or (g) amend this
Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, the Applications or any Note.

Section 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 220 W. Main Street, Louisville, Kentucky 40202, Attention:
Treasurer, if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 115 South LaSalle Street, Chicago, Illinois 60603, Attention:
Natural Resources; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

Section 8.03. No Waiver, Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

 . (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement, the Applications, the Notes, the Support Agreement and the other documents to be delivered hereunder, including, without limitation, the
reasonable   fees   and  out-of-pocket  expenses   of   counsel   for   the
Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this
Agreement.   The  Borrower further agrees to pay on demand  all  costs  and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Applications, the Notes, the Support Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
Section 8.04(a).

    (b) If any payment of principal of, or Conversion of, any Adjusted CD Rate Advance, Eurodollar Rate Advance or Eurodollar Rate Auction Advance is made other than on the last day of the Interest Period or term, as applicable for such Advance, as a result of a payment or Conversion pursuant to Section 2.11 or 2.14 or a prepayment pursuant to Section 2.12 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (c) The Borrower hereby agrees to indemnify and hold each Lender, each Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any person or entity by reason of or in connection with the execution, delivery or performance of this Agreement, the Applications, the Notes, the Support Agreement or any transaction contemplated thereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. The
Borrower's obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Agents under this Agreement, the Applications and the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

Section 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, any Application and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement, such Application or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

Section 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and Syndication Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents, the Issuers and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 8.07. Assignments and Participations. (a) Each Lender may, with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, its rights and obligations in respect of the Letters of Credit, the Contract Advances owing to it and the Contract Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (ii) unless both parties to the assignment are Lenders immediately prior to giving effect to the assignment, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than $5,000,000 (or if less, the entire amount of such Lender's Commitment) and shall be an integral multiple of $1,000,000 (or such Lender's entire Commitment), (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Contract Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided further that the prior written consent of the Borrower shall not be required during the continuance of an Event of Default. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee acknowledges that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agents, upon such assigning Lender or upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Contract Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the
Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible
Assignee, together with any Contract Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Contract Note or Notes a new Contract Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Contract Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Contract Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Contract Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

    (e) Each Lender may assign to one or more banks or other entities any Auction Note or Notes held by it.

    (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

     (h) Notwithstanding anything to the contrary set forth herein, any Lender may assign, as collateral or otherwise, any of its rights hereunder and under the Notes (including, without limitation, its rights to receive payments of principal and interest hereunder and under the Notes) to any Federal Reserve Bank without notice to or consent of the Borrower or the Administrative Agent.

     (i) If any Lender shall make demand for payment under Section 2.13(a), 2.13(b) or 2.16, or shall deliver any notice to the Administrative Agent pursuant to Section 2.14 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Rate Advances or shall refuse to consent to any amendment, modification or waiver which has been approved by the Majority Lenders but can only become effective upon the consent of all Lenders then within 60 days of such demand, notice or refusal, the Borrower may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower and approved by the Administrative Agent (which approval will not be unreasonably withheld or delayed) all (but not less than all) of such Lender's Commitment, its rights and obligations in respect of Letters of Credit and the Contract Advances owing to it within the next 30 days but such Lender shall be entitled to any amount which would have been due to it under Section 8.04(b) hereof if such Contract Advances had been prepaid rather than assigned. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignee for all of such Lender's Commitment or Advances, then such Lender may assign such Commitment and Advances to any other Eligible Assignee in accordance with this Section 8.07 during such 30-day period.

Section 8.08. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Advances in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurocurrency Rate Advance and each Eurodollar Rate Auction Advance through the purchase of deposits in the eurocurrency interbank market having a maturity corresponding to such Advance's Interest Period or term, as applicable, and bearing an interest rate equal to the Eurodollar Rate for such Interest Period or term, as applicable.

Section 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois.

Section 8.10. Waiver of Jury Trial. The Borrower, the Agents and the Lenders hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any note, or any other instrument or document hereunder or thereunder.

Section 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 8.12. Termination of Existing Credit Agreements. The Borrower and each of the Lenders hereunder that is a party to any of the Existing Credit Agreements, consents to the termination of the "Commitments" thereunder effective and the repayment of any "Advances" outstanding thereunder on the date the conditions set forth in Section 3.01 hereof are fulfilled, notwithstanding any applicable notice requirements for such termination or prepayment set forth in any Existing Credit Agreement. Because such Lenders hereunder constitute the "Majority Lenders" under each of the Existing Credit Agreements, the Existing Credit Agreements shall terminate and all amounts payable thereunder, including accrued and unpaid facility fees, shall be payable, and the fees payable under Section 2.05 hereof shall begin to accrue, on the date this Agreement has been executed by all the parties hereto and the conditions set forth in Section 3.01 hereof have been fulfilled.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    LG&E Capital Corp.


                                    By
                                      Name:
                                      Title:



                                    Chase Securities Inc., as Syndication
                                       Agent


                                    By
                                      Name:
                                      Title:



                                    Bank of Montreal, as Administrative
                                       Agent


                                    By
                                      Name:
                                      Title:



Commitment                            Bank of Montreal
$42,857,142.85


                                    By
                                      Name:
                                      Title:




Commitment                            The Chase Manhattan Bank
$42,857,142.84


                                    By
                                      Name:
                                                                  Title:



Commitment                          Morgan Guaranty Trust Company of
$32,857,142.86                         New York



                                    By
                                      Name:
                                                                  Title:



Commitment                          PNC Bank, Kentucky, Inc.
$32,857,142.86


                                    By
                                      Name:
                                                                  Title:




Commitment                            The Bank of New York
$32,857,142.86


                                    By
                                      Name:
                                                                  Title:



Commitment                            The First National Bank of Chicago
$32,857,142.86


                                    By
                                      Name:
                                                                  Title:




Commitment                            Wachovia Bank, N.A.
$32,857.142.86


                                    By
                                      Name:
                                                                  Title:




Commitment                            Fleet National Bank
$28,571,428.57


                                    By
                                      Name:
                                                                  Title:




Commitment                          Bank of America National Trust and
$21,428,571.43                         Savings Association



                                    By
                                      Name:
                                                                  Title:



Commitment                            Bank One, Kentucky, N.A.
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:



Commitment                            BankBoston N.A.
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:



Commitment                            Banque Paribas
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:

Commitment                            Citibank, N.A.
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:



Commitment                            First Union National Bank
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:



Commitment                          Kredietbank N.V., Grand Cayman
$21,428,571.43                        Branch



                                    By
                                      Name:
                                                                  Title:



                                    By
                                      Name:
                                                                  Title:


Commitment                            Mellon Bank, N.A.
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:


Commitment                            NationsBank, N.A.
$21,428,571.43


                                    By
                                      Name:
                                                                  Title:




Commitment                          The Bank of Tokyo-Mitsubishi, Ltd.,
$21,428,571.43                        Chicago Branch



                                    By
                                      Name:
                                                                  Title:





Commitment                            Fifth Third Bank of Kentucky, Inc.
$7,142,857.14


                                    By
                                      Name:
                                                                  Title:

                                Schedule I


                            LG&E Capital Corp.

                       $500,000,000 Credit Agreement



                             Eurodollar          Domestic      CD Lending
     Name of Bank          Lending Office        Lending         Office
                                                  Office

Bank of Montreal       115 S. LaSalle Street  Same as        Same as
                       Chicago, IL  60603     Eurodollar     Eurodollar
Notices other than     Contact:  Patrick      Lending        Lending
for Borrowings and     Escalante              Office         Office
Repayments:            Tel:  (312) 750-4356
                       Fax:  (312) 750-3808
115 S. LaSalle Street
Chicago, IL  60603
Contact:  Greg Watland
Tel:  (312) 750-4356
Fax:  (312) 750-3808

The Chase Manhattan    1 Chase Manhattan      Same as        Same as
Bank                   Plaza                  Eurodollar     Eurodollar
                       8th Floor              Lending        Lending
Notices other than     New York, NY  10081    Office         Office
for Borrowings and     Contact:  Lynette
Repayments:            Lang
                       Tel:  (212) 552-__92
1 Chase Manhattan      Fax:  (212) 552-5777
Plaza
3rd Floor
New York, NY  10081
Contact:  Thomas Casey
      Vice President
Tel:  (212) 552-7518
Fax:  (212) 968-7485

Morgan Guaranty Trust  Nassau Bahamas Office  60 Wall        Same as
Company of New York    c/o J.P. Morgan        Street         Domestic
                       Services, Inc.         New York, NY   Lending
Notices other than     500 Stanton              10260-0060   Office
for Borrowings and     Christiana Road
Repayments:            Newark, DE  19713
                       Contact:  Euro-Loan
60 Wall Street, 22nd   Servicing
Floor                        Unit
New York, NY  10260-   Tel:  (302)
0060                   Fax:  (302) 634-1094
Contact:  Jim Finch
Tel:  (212) 648-7141
Fax:  (212) 648-5014

PNC Bank, Kentucky,    500 W. Jefferson       Same as        Same as
Inc.                   Street                 Eurodollar     Eurodollar
                       8th Floor              Lending        Lending
Notices other than     Louisville, KY  40202  Office         Office
for Borrowings and     Contact:  Jamie
Repayments:            Argenbright
                       Tel:  (502) 581-2086
500 W. Jefferson       Fax:  (502) 581-2302
Street
8th Floor
Louisville, KY  40202
Contact:  Brennan T.
Danile
      Corporate
Banking
      Officer
Tel:  (502) 581-3022
Fax:  (502) 581-2302

The Bank of New York   101 Barclay Street     Same as        Same as
                       New York, New York     Eurodollar     Eurodollar
Notices other than     Contact:  Jo-Ann       Lending        Lending
for Borrowings and     Evans                  Office         Office
Repayments:            Tel:  (212) 635-7535
                       Fax:  (212) 635-7923
One Wall Street, 19th
Floor
New York, New York
10286
Contact:  Timothy M.
 Lynch
Tel:  (212) 635-7863
Fax:  (212) 635-7923

The First National BankOne First National     Same as        Same as
of Chicago             Plaza                  Eurodollar     Eurodollar
                       Suite 0634             Lending        Lending
Notices other than     Chicago, IL  60670     Office         Office
for Borrowings and     Contact:  Lynn
Repayments:            Pozsgay
                       Tel:  (312) 732-8705
 One First National    Fax:  (312) 732-4840
 Plaza
Suite 0363
Chicago, IL  60670
Contact:  Cristiana
 Freeman
Tel:  (312) 732-6321
Fax:  (312) 732-3055

Wachovia Bank, N.A.    191 Peachtree Street   Same as        Same as
                       29th Floor             Eurodollar     Eurodollar
Notices other than     Atlanta, GA  30303     Lending        Lending
for Borrowings and     Contact:  Karen        Office         Office
Repayments:            Mathews
                       Tel:  (404) 332-5149
191 Peachtree Street   Fax:  (404) 332-5016
29th Floor
Atlanta, GA  30303
Contact:  John B. Tibe
      Assistant Vice
President
Tel:  (404) 332-1040
Fax:  (404) 332-5016

Fleet National Bank    One Federal Street     Same as        Same as
                       Boston, MA  02211      Eurodollar     Eurodollar
Notices other than     Contact:  Anahid       Lending        Lending
for Borrowings and     Vaeiabedian            Office         Office
Repayments:            Tel:  (617) 346-0626
                       Fax:  (617) 346-0595
One Federal Street
Boston, MA  02211
Contact:  Thomas L.
Rose
Tel:  (617) 346-0572
Fax:  (617) 346-0580

Bank of America        350 Gatewat Blvd.,     Same as        Same as
National Trust and     4th Floor              Eurodollar     Eurodollar
Savings Association    Concord, CA  94520     Lending        Lending
                       Contact:  Bonnie       Office         Office
Notices other than     Carden
for Borrowings and           Account
Repayments:            Administration
                       Tel:  (510) 675-7766
 Bank of America NT&SA Fax:  (510) 675-
555 So. Flower Street, 7531/7632
 10th Floor
Los Angeles, CA  90071
Contact:  Vanessa Sheh
Meyer
      Vice President
Tel:  (213) 228-9737
Fax:  (213) 228-4062

Bank One, Kentucky, NA P.O. Box 32500         Same as        Same as
                       Louisville, KY  40232- Eurodollar     Eurodollar
Notices other than     2500                   Lending        Lending
for Borrowings and     Contact:  Sari Lea     Office         Office
Repayments:            Pelkey-Offutt
                       Tel:  (502) 566-8855
416 West Jefferson     Fax:  (502) 566-8621
Street
Louisville, KY  40202
Contact:  Todd D.
Munson
      Senior Vice
President
Tel:  (502) 566-2650
Fax:  (502) 566-8339

BankBoston N.A.        100 Federal St.        Same as        Same as
                       Boston, MA  02110      Eurodollar     Eurodollar
Notices other than     Contact:  Debora       Lending        Lending
for Borrowings and     Williams               Office         Office
Repayments:            Tel:  (617) 434-9623
                       Fax:  (617) 434-9820
100 Federal St.
Boston, MA  02110
Contact:  Rita M.
Cahill
      Vice President
Tel:  (617) 434-2613
Fax:  (617) 434-3652

Banque Paribas         787 Seventh Avenue     Same as        Same as
                       New York, New York     Eurodollar     Eurodollar
Notices other than     10019                  Lending        Lending
for Borrowings and     Contact:  Robyn        Office         Office
Repayments:            Gewanter
                       Tel:  (212) 841-2950
787 Seventh Avenue     Fax:  (12) 841-2217
New York, New York
10019
Contact:  Olivier
Serra
Tel:  (212) 841-2573
Fax:  (12) 841-2555

Citibank, N.A.         2 Penn's Way, Suite    Same as        Same as
                       200                    Eurodollar     Eurodollar
Notices other than     New Castle, DE  19720  Lending        Lending
for Borrowings and     Contact:  Kate Bohen   Office         Office
Repayments:            Tel:  (302) 894-6077
                       Fax:  (302) 894-6120
399 Park Avenue
4th Floor, Zone 20
New York, NY  10043
Contact:  Philip C.
Kron
      Attorney-in-fact
Tel:  (212) 559-1500
Fax:  (212) 793-6130

First Union National   301 South Collete St.  Same as        Same as
Bank                   Charlotte, NC  28288-  Eurodollar     Eurodollar
                       0735                   Lending        Lending
Notices other than     Contact:  Dana         Office         Office
for Borrowings and     Maloney
Repayments:            Tel:  (704) 383-0296
                       Fax:  (704) 383-6670
301 South Collete St.
Charlotte, NC  28288-
0735
Contact:  Tom Bohrer
      Director
Tel:  (704) 374-6272
Fax:  (704) 383-6670

Kredietbank NV, Grand    Kredietbank NV, GrandSame as        Same as
Cayman Branch            Cayman Branch        Eurodollar     Eurodollar
                       125 West 55th Street   Lending        Lending
Notices other than     New York, NY  10019    Office         Office
for Borrowings and     Contact:  Lynda
Repayments:            Resuma
                             Loan
1349 West Peachtree    Administration
Street                 Tel:  (212) 541-0667
Suite 1750             Fax:  (212) 956-5580
Atlanta, GA  30308
Contact:  Jackie K.
Brunetto
      Vice President
Tel:  (404) 876-2558
Fax:  (404) 876-3212

Mellon Bank, N.A.      Three Mellon Bank      Same as        Same as
                       Center                 Eurodollar     Eurodollar
Notices other than     Room 2332              Lending        Lending
for Borrowings and     Pittsburg, PA  15259-  Office         Office
Repayments:            0003
                       Contact:  Jacqueline
One Mellon Bank Center Terry
Room 4425              Tel:  (412) 234-8285
Pittsburg, PA  15258-  Fax:  (412) 236-2037-
0001                   2028
Contact:  Richard A.
Matthews
      Vice President
Tel:  (412) 234-9759
Fax:  (412) 236-1840

NationsBank, N.A.      100 North Tryon        Same as        Same as
                       Charlotte, NC  28255   Eurodollar     Eurodollar
Notices other than     Contact:  Judy Dudley  Lending        Lending
for Borrowings and     Tel:  (704) 386-8201   Office         Office
Repayments:            Fax:  (704) 386-8694

100 North Tryon
Charlotte, NC  28255
Contact:  Gretchen P.
Burud
      Vice President
Tel:  (704) 386-8394
Fax:  (704) 386-1260

The Bank of Tokyo-     227 West Monroe        Same as        Same as
Mitsubishi, Ltd.,      Street                 Eurodollar     Eurodollar
Chicago Branch         Suite 2300             Lending        Lending
                       Chicago, IL  60606     Office         Office
Notices other than     Contact:  Jean Chaney
for Borrowings and           Julie Galligan
Repayments:            Tel:  (312) 696-
                       4712/4711
227 West Monroe Street Fax:  (312) 696-4532
Suite 2300
Chicago, IL  60606
Contact:  Christopher
D. Jones
      Assistant Vice
President
Tel:  (312) 696-4656
Fax:  (312) 696-4535

Fifth Third Bank of    401 S. Fourth Avenue   Same as        Same as
Kentucky, Inc.         Louisville, KY  40202  Eurodollar     Eurodollar
                       Contact:  Judy R.      Lending        Lending
Notices other than     Semarie                Office         Office
for Borrowings and     Tel:  (502) 562-5531
Repayments:            Fax:  (502) 562-5540

401 S. Fourth Avenue
Louisville, KY  40202
Contact:  Robert M.
Eversole
      Senior Vice
President
Tel:  (502) 562-5533
Fax:  (502) 562-5540
                                Exhibit A-1

                           Form of Contract Note



U.S. $_______________                          Dated:  ____________, ____

     For Value Received, the undersigned, LG&E Capital Corp., a Kentucky corporation (the "Borrower"), hereby promises to pay to the order of _______________ (the "Lender") for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) the principal sum of U.S. $[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Contract Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date, payable on the Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of each Contract Advance from the date of such Contract Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Bank of Montreal, as Administrative Agent, at 115 South LaSalle Street, Chicago, Illinois 60603, in same day funds. Each Contract Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any offer hereof endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Contract Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement"), among the Borrower (as successor by merger to LG&E Energy Systems Inc., a Kentucky corporation, and LG&E Gas Systems Inc., a Delaware corporation), the Lender and certain other banks parties thereto, Chase Securities Inc., as Syndication Agent, and Bank of Montreal, as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, (i) provides for the making of Contract Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Contract Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                    LG&E Capital Corp.


                                    By
                                      Name:
                                      Title:
           Advances, Interest Periods and Payments of Principal

___________________________________________________________________________



                         Interest                 Amount of
                        Period (if   Principal     Unpaid
             Amount of    any) of     Paid or     Principal   Notation
   Date       Advance     Advance     Prepaid      Balance     Made By



___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________


                                Exhibit A-2

                           Form of Auction Note



U.S. $_______________                          Dated:  ___________, _____

     For Value Received, the undersigned, LG&E Capital Corp., a Kentucky corporation (the "Borrower"), hereby promises to pay to the order of _______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on _______________________, _____, the principal amount of
_________________________________________ Dollars ($___________).

     The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

          Interest Rate: ______% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

          Interest Payment Date or Dates:  ______________________

     Both principal and interest are payable in lawful money of the United States of America to ________________________________ for the account of the Lender at the office of Bank of Montreal, as Administrative Agent, at 115 South LaSalle Street, Chicago, Illinois 60603, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto to the extent and in the manner provided in the Credit Agreement.

     This Promissory Note is one of the Auction Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement"), among the Borrower (as successor by merger to LG&E Energy Systems Inc., a Kentucky corporation, and LG&E Gas Systems Inc., a Delaware corporation), the Lender and certain other banks parties thereto, Chase Securities Inc., as Syndication Agent and Bank of Montreal, as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Illinois

                                    LG&E Capital Corp.


                                    By
                                      Name:
                                      Title:


                                Exhibit B-1


                   Form of Notice of Contract Borrowing



Bank of Montreal, as
 Administrative Agent
 for the Lenders
 parties to the
 Credit Agreement
 referred to below
115 South LaSalle Street
Chicago, Illinois  60603


                                                                     [Date]
Attention:

Ladies and Gentlemen:

     The undersigned, LG&E Capital Corp., refers to the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Chase Securities Inc., as Syndication Agent, and Bank of Montreal, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Contract Borrowing is _________, ____.

         (ii) The Type of Contract Advances to be made in connection with the Proposed Contract Borrowing is [Adjusted CD Rate Advances] [Base Rate Advances] [Eurodollar Rate Advances].

        (iii) The aggregate amount of the Proposed Contract Borrowing is $_______________________.

         (iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [__________ days] [___________ month[s]].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Contract Borrowing:

         (A) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Contract Borrowing and to the application of the proceeds therefrom, as though made on and as of such date except to the extent any such representation or warranty expressly relates solely to an earlier date and except that the reference to the December 31, 1996 financial statements of the Parent and its Consolidated Subsidiaries in Section 4.01(f) shall be deemed a reference to the most recent quarterly or annual financial statements of the Parent and its Consolidated Subsidiaries submitted to the Lenders pursuant to Section 5.01(a) hereof; and

          (B) no event has occurred and is continuing, or would result from such Proposed Contract Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                    Very truly yours,


                                    LG&E Capital Corp.


                                    By
                                      Name:
                                      Title:


                                Exhibit B-2


                    Form of Notice of Auction Borrowing



Bank of Montreal, as
 Administrative Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
115 South LaSalle Street
Chicago, Illinois  60603

                                  [Date]



Attention:

Ladies and Gentlemen:

     The undersigned, LG&E Capital Corp., refers to the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Chase Securities Inc., as Syndication Agent and Bank of Montreal, as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction Borrowing (the "Proposed Auction Borrowing") is requested to be made:

     (A)  Date of Auction Borrowing        _________________
     (B)  Amount of Auction Borrowing      _________________
     (C)  Maturity Date                    _________________
     (D)  Interest Payment Date(s)         _________________
     (E)  Type of Auction Borrowing*       _________________

     *  Either  Fixed  Rate  Auction Borrowing or Eurodollar  rate  Auction
Borrowing.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Auction Borrowing:

         (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date except to the extent any such representation or warranty expressly relates solely to an earlier date and except that the reference to the December 31, 1996 financial statements of the Parent and its Consolidated Subsidiaries in Section 4.01(f) shall be deemed a reference to the most recent quarterly or annual financial statements of the Parent and its Consolidated Subsidiaries submitted to the Lenders pursuant to Section 5.01(a) hereof;

          (b) no event has occurred and is continuing, or would result from the Proposed Auction Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (c) the aggregate amount of the Proposed Auction Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

     The undersigned hereby confirms that the Proposed Auction Borrowing is to be made available to it in accordance with Section 2.04(a)(v) of the Credit Agreement.

                                    Very truly yours,

                                    LG&E Capital Corp.


                                    By
                                      Name:
                                      Title:


                                 Exhibit C


                     Form of Assignment and Acceptance

                       Dated ________________, _____

     Reference is made to the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement"), among LG&E Capital Corp., a Kentucky corporation, as successor by merger to LG&E Energy Systems Inc., a Kentucky corporation, and LG&E Gas Systems Inc., a Delaware corporation (the
"Borrower"), the Lenders (as defined in the Credit Agreement), Chase Securities Inc., as Syndication Agent, and Bank of Montreal, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     __________________________        (the         "Assignor")         and
_______________________ (the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Auction Advances and Auction Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in respect of Auction Advances and Auction Notes), including, without limitation, such interest in the Assignor's Commitment, the Contract Advances owing to the Assignor, the outstanding Letters of Credit, the Contract Note[s] held by the Assignor and the rights and obligations of the Assignor with respect to the Letters of Credit. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Contract Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Contract Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Contract Note[s] for a new Contract Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Contract Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [and] (vi) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes]. 1

      4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

      5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Contract Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Contract Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

1   If  the Assignee is organized under the laws of a jurisdiction  outside the United States.

     In Witness Whereof, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date entered above written, such execution being made on Schedule 1 hereto.

                                    [Name of Assignor]


                                    By
                                      Name:
                                      Title:


                                    [Name of Assignee]


                                    By
                                      Name:
                                      Title:



                                    CD Lending Office:
                                    [Address]



                                    Domestic Lending Office (and address
                                       for notices):
                                    [Address]



                                    Eurodollar Lending Office:
                                    [Address]
Consented to this day
of ____________, ______             Contact for notices other than
                                    Borrowings and Repayments:
Bank of Montreal, as Administrative
  Agent


By_______________________________
   Name:
   Title:

LG&E Capital Corp.


By_______________________________
   Name:
   Title:
                                Schedule 1
                                    to
                         Assignment and Acceptance

                        Dated _____________, _____

Section 1.

     Percentage Interest:                                       _______%

Section 2.

     Assignee's Commitment:                                  $___________

     Aggregate Outstanding Principal
       Amount of Contract Advances owing to the Assignee:    $___________

     A Contract Note payable to the order of the Assignee
                      Dated:  _____________, _____

                                             Principal amount:$___________

     A Contract Note payable to the order of the Assignor

                                            Dated:  _____________, _____
     Principal amount:                                        $_________

Section 3.

     Effective Date 1             ______________, ___

     1   This date should be no earlier than the date of acceptance by  the
     Administrative Agent.
                                 Exhibit D

                    Form of Opinion of Special Counsel
                      for the Borrower and the Parent

                             September 5, 1997



To each of the Banks which
 is a party to the Credit
 Agreement (as herein
 defined)


                          Re: LG&E Capital Corp.

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01 of the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement"), among LG&E Capital Corp., a Kentucky corporation (the "Borrower"), the Banks named therein, Chase Securities Inc., as Syndication Agent and Bank of Montreal, as Administrative Agent, relating to a $500,000,000 revolving credit facility. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     We have served as counsel to LG&E Energy Corp., a Kentucky corporation (the "Parent"), and the Borrower in connection with the preparation, execution and delivery of the Credit Agreement, the Contract Notes and the Support Agreement.

     In that connection, we have examined:

         (1)   the Credit Agreement;

         (2) the Contract Notes executed and delivered on the date hereof (the "Issued Notes");

          (3) the form of the Auction Notes to be delivered by the Borrower in connection with any Auction Borrowing;

         (4)   the Support Agreement;

          (5) the documents furnished by the Borrower and the Parent pursuant to Section 3.01 of the Credit Agreement;

          (6) the Articles of Incorporation of the Borrower and all amendments thereto (the "Borrower Charter");

          (7) the by-laws of the Borrower and all amendments thereto (the "Borrower By-laws");

          (8) a certificate of the Secretary of the State of Kentucky, dated __________, 1997, attesting to the continued corporate existence and good standing of the Borrower in that State;

          (9) the Articles of Incorporation of the Parent and all amendments thereto (the "Parent Charter"); and

         (10) the by-laws of the Parent and all amendments thereto (the "Parent By-laws").

Collectively, the documents identified in clauses (1), (2) and (4) above are referred to herein as the "Documents".

We   have  also  examined  the  originals,  or  copies  certified  to   our
satisfaction, of such other corporate records of the Borrower and the Parent, certificates of public officials and of officers of the Borrower and the Parent, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or the Parent, or their respective officers, or of public officials.

     We have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed the Documents and all other documents we have reviewed, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies. We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by each of the Agents and each of the Banks and is enforceable in accordance with its terms against such parties and that the execution, delivery and performance of the Credit Agreement by each of the Agents and each of the Banks does not and will not result in a breach of, or constitute a default under, any agreement, instrument or other document to which such party is a party or any order, judgment, writ or decree applicable to such party to which such party's property is subject.

     The opinions expressed herein are limited to the Federal laws of the United States and the laws of the State of Illinois. With your permission, we have relied without independent investigation upon the opinion being delivered to you of John R. McCall, Esq., a member of the Kentucky Bar, as to all matters of Kentucky law involved in opinions set forth below. In our opinion, you and we are justified in so relying upon the opinion of John R. McCall, Esq.

     Based upon the foregoing and subject to the qualifications and exceptions set forth herein, we are of the following opinion:

           1. The Borrower is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

           2. The Parent is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

           3. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Support Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower Charter or the Borrower By-Laws or (ii) any Federal law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System).

          4. No authorization, approval or other action by, and no notice to or filing with, any agency or instrumentality of the government of the United States is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Support Agreement or by the Parent of the Support Agreement.

           5. The Credit Agreement and the Issued Notes have been duly executed and delivered on behalf of the Borrower. The Credit Agreement and the Issued Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          6. The execution, delivery and performance by the Parent of the Support Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent Charter or the Parent By-laws or (ii) any Federal law, rule or regulation applicable to the Parent (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System).

           7. The Support Agreement has been duly executed and delivered by the Parent and the Borrower. The Support Agreement is the legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower, respectively, in accordance with its terms.

     The   opinions   set  forth  above  are  subject  to   the   following
qualifications:

          (a) Our opinions in paragraphs 5 and 7 above are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors.

          (b) Our opinions in paragraphs 5 and 7 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Except as set forth below, we express no opinion herein as to the validity or enforceability of any provision regarding choice of law to govern the Documents or of any provision of the Documents for indemnification. However, we understand that this transaction was principally negotiated in Illinois and the Documents were delivered by the Borrower in Illinois and the monetary obligations of the Borrower are payable in Illinois. Accordingly, we believe that an Illinois court would have a reasonable basis to and should recognize and give effect to the provisions of Section 8.08 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois.

          (d) The authorization of the Board of Directors of the Parent limits the indebtedness of the Borrower to be covered by the Support Agreement and any other support agreements of the Parent to
     $700,000,000. Thus, additional authorization of the Board of Directors of the Parent is required if the aggregate indebtedness of the Borrower covered by the Support Agreement and any other support agreements of the Parent exceeds $700,000,000. Officers of the Parent have certified that as of the date hereof no indebtedness of the Borrower is covered by any other support agreements of the Parent.

          (e) The Agreement and Plan of Merger dated as of May 20, 1997 (the "KU Merger Agreement") by and between LG&E Energy Corp. and KU Energy Corporation contains restrictions on the incurrence or guarantee of indebtedness by the Parent and the Borrower. Pursuant to the terms of the KU Merger Agreement, the Parent must obtain the written consent of KU Energy Corporation prior to the incurrence by the Borrower of indebtedness in excess of the limitations set forth in the KU Merger Agreement.

     This  opinion  is  rendered only with respect  to  the  laws  and  the regulations which are in effect as of the date hereof. We assume no responsibility for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

     The foregoing opinion is furnished solely for the benefit of the addressees hereof in connection with the Documents and the transactions contemplated thereby, and, except as set forth in the immediately succeeding sentence, may not be relied upon by any other Person (other than any Person that may become a Lender under the Credit Agreement after the date hereof who may rely hereon to the extent that the addressees may so rely) or for any other purpose without our prior written consent. We are aware that Chapman and Cutler will rely upon the opinions set forth herein in rendering their opinion furnished pursuant to Section 3.01 of the Credit Agreement.

                                    Very truly yours,
                                 Exhibit E

                   Form of Opinion of Corporate Attorney
                      for the Borrower and the Parent


                             September 5, 1997



To each of the Banks which
 is a party to the Credit
 Agreement
 (as herein defined)


                        Re:  LG&E Capital Corp.

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01 of the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement"), among LG&E Capital Corp., a Kentucky corporation (the "Borrower"), the Banks named therein, Chase Securities, Inc., as Syndication Agent and Bank of Montreal, as Administrative Agent, relating to a $500,000,000 revolving credit facility. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     I am General Counsel for LG&E Energy Corp., a Kentucky corporation (the "Parent"), and have served as counsel to the Parent and the Borrower in connection with the preparation, execution and delivery of the Credit Agreement, the Contract Notes and the Support Agreement.

     In that connection, I have examined:

         (1)   the Credit Agreement;

         (2) the Contract Notes executed and delivered on the date hereof (the "Issued Notes");

          (3) the form of the Auction Notes to be delivered by the Borrower in connection with any Auction Borrowing;

         (4)   the Support Agreement;

          (5) the documents furnished by the Borrower and the Parent pursuant to Section 3.01 of the Credit Agreement;

          (6) the Articles of Incorporation of the Borrower and all amendments thereto (the "Borrower Charter");

          (7) the by-laws of the Borrower and all amendments thereto (the "Borrower By-laws");

          (8) the Articles of Incorporation of the Parent and all amendments thereto (the "Parent Charter");

          (9) the by-laws of the Parent and all amendments thereto (the "Parent By-Laws");

         (10) the Agreement and Plan of Merger dated as of __________, 1997 between Energy Systems and Gas Systems;

         (11) the Articles of Merger of LG&E Energy Systems Inc. and LG&E Gas Systems Inc. dated _________, 1997, filed with the Secretary of State of the Commonwealth of Kentucky; and

         (12) the Certificate of Merger of LG&E Energy Systems Inc. and LG&E Gas Systems dated ___________, 1997, filed with the Secretary of State of the State of Delaware.

     Collectively, the documents identified in clauses (1), (2) and (4) above are referred to herein as the "Documents".

     I have also examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower and the Parent, certificates of public officials and of officers of the Borrower and the Parent, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or the Parent, or their respective officers, or of public officials.

     I have assumed the genuineness of all signatures (other than those of officers of the Parent and the Borrower), the legal capacity of all individuals (other than the officers of the Parent and the Borrower) who have executed the Documents and all other documents I have reviewed, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies. I have also assumed that the Credit Agreement has been duly authorized, executed and delivered by the Agents and each of the Banks and is enforceable in accordance with its terms against such parties and that the execution, delivery and performance of the Credit Agreement by the Agents and each of the Banks does not and will not result in a breach of, or constitute a default under, any agreement, instrument or other document to which such party is a party or any order, judgment, writ or decree applicable to such party or to which such party's property is subject.

     I am qualified to practice law in the Commonwealth of Kentucky and do not purport to be expert on any laws other than the laws of the Commonwealth of Kentucky.

     Based upon the foregoing and subject to the qualifications and exceptions set forth herein, I am of the following opinion:

           1. The Borrower is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

           2. The Parent is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

           3. The execution, delivery and performance of the Borrower of the Credit Agreement, the Notes and the Support Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower Charter or the Borrower By-Laws or (ii) any law, rule or regulation of the Commonwealth of Kentucky or (iii) any order, writ, injunction or decree of any court or government instrumentality, to which the Borrower is subject or by which it or its property is bound or (iv) any contractual or legal restriction contained in any indenture, loan or credit agreement, mortgage or note of the Borrower or, to my knowledge, contained in any other similar agreement or instrument to which the Borrower is a party.

          4. The execution, delivery and performance by the Parent of the Support Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent Charter or the Parent By-Laws, (ii) any law, rule or regulation of the Commonwealth of Kentucky, (iii) any order, writ, injunction or decree of any court or government instrumentality, to which the Parent is subject or by which it or its property is bound or (iv) any contractual or legal restriction contained in any indenture, loan or credit agreement, mortgage or note of the Parent or, to my knowledge, contained in any other similar agreement or instrument to which the Parent is a party.

          5. No authorization, approval or other action by, and no notice to or filing with, any agency or instrumentality of the government of the Commonwealth of Kentucky is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Support Agreement or by the Parent of the Support Agreement.

           6. The Credit Agreement and the Issued Notes have been duly executed and delivered on behalf of the Borrower. I believe that in any action or proceeding arising out of or relating to the Credit Agreement or the Notes in any court of the Commonwealth of Kentucky or in any federal court sitting in the Commonwealth of Kentucky, such court would have a reasonable basis to and should recognize and give effect to the provisions of Section 8.08 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois, including the usury law of the State of Illinois. However, if a court were to hold that the Credit Agreement and the Notes are governed by, and to be construed in accordance with, the laws of the Commonwealth of Kentucky, the Credit Agreement, the Contract Notes and the Auction Notes, when duly executed and delivered by the Borrower in accordance with the terms of the Credit Agreement, would be, under the laws of the Commonwealth of Kentucky, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

           7. The Support Agreement has been duly executed and delivered by the Parent and the Borrower. The Support Agreement is the legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower, respectively, in accordance with its terms.

          8. There are no pending or, to my knowledge, overtly threatened actions or proceedings against the Borrower, the Parent or any of their respective subsidiaries before any court, governmental agency or arbitrator that purport to effect the legality, validity, binding effect or enforceability of the Credit Agreement, any Note or the Support Agreement or, except as disclosed in the SEC Reports or to the Banks in writing, that could reasonably be expected to have a material adverse effect upon the financial condition, operations, business or prospects of the Parent and its subsidiaries, taken as a whole.

           9. The Transaction has become effective and all property of each of the Constituent Companies is vested in the Borrower and the Borrower shall have all liabilities of each of the Constituent Companies.

     The   opinions   set  forth  above  are  subject  to   the   following
qualifications:

          (a) My opinions in paragraphs 6 and 7 above are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors.

          (b) My opinions in paragraphs 6 and 7 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) Except as expressly set forth herein, I express no opinion herein as to the validity or enforceability of any provision regarding choice of law to govern the Documents or of any provision of the Documents for indemnification.

          (d) I express no opinion as to whether the execution, delivery and performance of the Documents will constitute a breach of, or constitute a default under, any covenant or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Parent or the Borrower contained in an agreement to which the Parent or the Borrower is a party.

          (e) The authorization of the Board of Directors of the Parent limits the indebtedness of the Borrower to be covered by the Support Agreement and any other support agreements of the Parent to
     $700,000,000. Thus, additional authorization of the Board of Directors of the Parent is required if the aggregate indebtedness of the Borrower covered by the Support Agreement and any other support agreements of the Parent exceeds $700,000,000. Officers of the Parent have certified that as of the date hereof no indebtedness of the Borrower is covered by any other support agreements of the Parent.

          (f) The Agreement and Plan of Merger dated as of May 20, 1997 (the "KU Merger Agreement") by and between LG&E Energy Corp. and KU Energy Corporation contains restrictions on the incurrence or guarantee of indebtedness by the Parent and the Borrower. Pursuant to the terms of the KU Merger Agreement, the Parent must obtain the written consent of KU Energy Corporation prior to the incurrence by the Borrower of indebtedness in excess of the limitations set forth in the KU Merger Agreement.

     This opinion is rendered only with respect to the laws and the regulations which are in effect as of the date hereof. I assume no responsibility for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

     The foregoing opinion is furnished solely for the benefit of the addressees hereof in connection with the Documents and the transactions contemplated thereby, and, except as set forth in the immediately succeeding sentence, may not be relied upon by any other Person (other than any Person that may become a Lender under the Credit Agreement after the date hereof who may rely hereon to the extent that the addressees may so rely) or for any other purpose without my prior written consent. I am aware that Chapman and Cutler will rely upon the opinions set forth herein in rendering their opinion furnished pursuant to Section 3.01 of the Credit Agreement.

                                    Very truly yours,

                                 Exhibit F


                        Form of Opinion of Special
               Illinois Counsel to the ADMINISTRATIVE AGENT


                             September 5, 1997



To each of the Banks which
 is a party to the Credit
 Agreement (as herein
 defined)


                        Re:  LG&E Capital Corp.

Ladies and Gentlemen:

     We  have  acted  as  special Illinois counsel  to  Bank  of  Montreal, individually and as Administrative Agent, in connection with the preparation, execution and delivery of the Credit Agreement, dated as of September 5, 1997 (the "Credit Agreement"), among LG&E Capital Corp. (the "Borrower"), the banks parties thereto (the "Banks"), Chase Securities Inc., as Syndication Agent and Bank of Montreal, as Administrative Agent, relating to a $500,000,000 revolving credit facility. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     In that connection, we have examined (i) counterparts of the Credit Agreement, executed by the Borrower, the Banks, the Syndication Agent and the Administrative Agent (ii) the Contract Notes, executed by the Borrower and (iii) the form of the Auction Notes to be delivered by the Borrower in connection with any Auction Borrowing (the "Credit Documents") as well as the opinion of John R. McCall, Esq., General Counsel for LG&E Energy Corp., a Kentucky corporation and counsel for the Borrower (the "Borrower's Counsel Opinion"), and the opinion of Gardner, Carton & Douglas, special counsel for the Borrower and the Parent (the "Special Counsel Opinion"), each furnished to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement.

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks, the Syndication Agent and the Administrative Agent have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement.

     To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of Illinois or as to consummation of the Transaction, we have relied upon the Borrower's Counsel Opinion and the Special Counsel Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Borrower's Counsel Opinion and the Special Counsel Opinion. As to matters of fact, we have relied solely upon the documents we have examined.

     Based upon the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that:

         (i) The Credit Agreement and each of the Contract Notes are, and the Auction Notes, when duly executed and delivered by the Borrower in accordance with the terms of the Credit Agreement, will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         (ii) While we have not independently considered the matters covered by the Borrower's Counsel Opinion and the Special Counsel
     Opinion  to  the  extent  necessary  to  enable  us  to  express   the
     conclusions stated therein, each of the Borrower's Counsel Opinion, the Special Counsel Opinion are substantially responsive to the corresponding requirements set forth in Section 3.01 of the Credit Agreement pursuant to which the same have been delivered.

     Our   opinions  are  subject  to  the  following  qualifications   and
assumptions:

          (a) We have assumed the due authorization, execution and delivery of the Credit Documents in accord with all relevant legal requirements applicable to the Borrower.

         (b)   The enforceability of the Credit Documents may be limited by
     bankruptcy,   insolvency,   reorganization,   moratorium,   fraudulent
     conveyance, preference or similar laws affecting creditors' rights.

         (c) The enforceability of the Credit Documents may be limited by general principles of materiality, reasonableness, good faith and fair dealing, the availability of the remedies of specific performance or injunction relief may be subject to the discretion of the court and certain remedial provisions may be limited by applicable law; however such limitations do not in our opinion make the remedies afforded by the Credit Documents taken as a whole inadequate.

         (d) The Credit Documents provide that they are to be governed by the laws of the State of Illinois. We understand that this transaction was principally negotiated in Illinois and the Credit Documents were delivered by the Borrower in Illinois and the monetary obligations of the Borrower are payable in Illinois. Accordingly, we believe that an Illinois court would respect the choice of law of the parties.

         (e) We express no opinion herein as to (i) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (ii) the availability of specific performance or other equitable remedies, (iii) the enforceability of rights to indemnity under Federal or state securities laws and (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

          (f) Our opinions expressed above are limited to the law of the State of Illinois and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a Lender under the Credit Agreement after the date hereof.

                                    Very truly yours,



TAMcIlroy/rm
                                 Exhibit G

                             Support Agreement


                                 Exhibit H

                        Existing Letters of Credit


Letter of Credit
     Number            Amount          Beneficiary      Expiration Date

SLCDC3896/900259  11,000.00         Firemen's          September 5, 1997
                                    Insurance Co. of
                                    Newark
SLCDC3896/900260  172,000.00        Kansas City Fire   September 5, 1997
                                    & Marine
                                    Insurance
SLCDC3896/900264  1,000,000.00      National Union     May 1, 1998
                                    Fire Insurance
SLCDC3896/910622  330,000.00        Exxon Corporation  September 30,
                                                       1997
SLCDC3896/911221  624,774.00        Stemmons Place     July 15, 1998
                                    Joint Venture
SLCDC3896/911239  3,250,000.00      AIG Trading        December 31, 1997
                                    Corporation
SLCDC3896/911783  2,500,000.00      Quicktrade L.L.C.  December 31, 1997
SLCDC3896/911818  500,000.00        Nationsbank, N.A.  December 31, 1997
SLCDC3896/911871  1,000,000.00      Altra Streamline,  October 31, 1997
                                    L.L.C.
SLCDC3896/911876  1,000,000.00      Banque Paribas     July 31, 1998
SLCDC3896/911933  825,000.00        Transcanada        November 15, 1997
                                    Energy Marketing
SLCDC3896/912179  2,000,000.00      Credit Suisse      June 3, 1998
                                    First Boston
SLCDC3896/912104  1,000,000.00      Exxon Compay       December 31, 1997
                                    U.S.A.
SLCDC3896/912106  700,000.00        J. Aron and        December 31, 1997
                                    Company
SLCDC3896/912108  800,000.00        Phibro Inc.        October 15, 1997
SLCDC3896/912109  2,000,000.00      Koch Energy        December 31, 1997
                                    Trading, Inc.
SLCDC3896/911499  5,000,000.00      Credit Suisse, As  January 30, 1998
                                    Agent
SLCDC3896/911541  5,000,000.00      Credit Suisse, As  March 21, 1998
                                    Agent
SLCDC3896/911865  1,000,000.00      Portland General   October 31, 1997
                                    Electric Company
SLCDC3896/911914  2,998,888.00      Transportadora de  March 31, 1998
                                    Gas Del Norte
SLCDC3896/911932  3,300,000.00      Koch Energy        December 31, 1997
                                    Trading, Inc.

Letter of Credit
     Number            Amount          Beneficiary      Expiration Date

SLCDC3896/912012  412,500.00        Southern           November 8, 1997
                                    California Edison
                                    Company
SLCDC3896/912126  250,000.00        Merrill Lynch      April 2, 1999
                                    Capital Services
SLCDC3896/912252  15,000,000.00     Enron Power        December 31, 1997
                                    Marketing Inc.